AGREEMENT OF LEASE

Between

TREELTNE 100-400 GCP LLC,

Land lord,

and

MILLENNIUM HEALTHCARE, INC.,

Tenant.

Dated: February 29th, 2012

PREMISES

400 Garden City Plaza

Garden City, New York

Suite 440

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AGREEMENT OF LEASE, made as of this 29th day of February, 2012, by and between Treeline 100-400 GCP LLC, as Landlord (the "Land lord"), with its address c/o TL Asset Management Corp., 200 Garden City Plaza, Suite 325, Garden City, New York 11530, and Millennium Healthcare, Inc., with offices at 690 I Jericho Turnpike, Suite 101, Syosset, N Y 11791 (the "Tenant").

REFERENCE PAGE

Lease Definitions:

In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease shall have the meanings set forth in this Reference Page.

(I)      Building: 400 Garden City Plaza, Garden City, New York 11530.

(2)     Demised Premises: Suite 440. The Demised Premises may also from time to time referred to herein as the "Premises". A copy of the approved space plan (the "Plan") for the Demised Premises is annexed hereto as Exhibit A.

(3)     Commencement Date: Upon Tenant taking occupancy of the Demised Premises, currently estimated to be March 1, 2012.

(4)     Expiration Date: Ten (10) years and ten (10) months after the Conm1encement Date, currently estimated to be December 31, 2023.

(5)     Term of Lease: Ten (10) years and ten (10) months.

(6)     Fixed Annual Rent: $ 164,791.00 in the first Lease Yea r, and then per schedule in Article I below ("Lease Year" shall mean the twelve (12) month period between the Commencement Date and each succeeding anniversary thereof).

(7)     Tenant's Proportionate Share: 3.73%

(8)     Base Year : 2012 General Tax; 20l2-13 School Ta x; 2012- 13 Village Tax; Electric Rate Base Year - Calendar Year 2012.

(9)     Permitted Use: General Business Offices.

(10)   Broker(s): Treeline Leasing LLC.

(11)   Security Deposit : $54,930.32.

The Reference Page information is incorporated into and made a part of this Lease. In the event of any conflict between this Reference Page and the Lease, the Lease shall control.

WITNESSETH :

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, trustees, successors and assigns, hereby covenant as follows:

ARTICLE I.

DEMISED PREMISES; RENT

I.OJ.     Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Demised Premises for the term to commence on the Commencement Date and to end at 11 :59 p.m. on the Expiration Date or until such term shall sooner cease and terminate as hereinafter provided.

1.2.      The first month's rent in the amount of $13,732.58 is due and payable upon execution of this Lease. From and after the Commencement Date, Tenant shall pay to Landlord the Fixed Annual Rent as stated below in each period, said sum to be paid in advance on the first of each and every calendar month in an amount equal to one twelfth thereof during the term of this Lea se as follows:

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Lease Year	From	To	Annual Rent	Annual Electric	Total Fixed Annual Rent	Monthly Installment
1	3/1/2012	2/28/2013	$145,054.00	$19,737.00	$164,791.00	$13,732.58
2	3/1/2013	12/31/2013	$149,405.62	$19,737.00	$169,142.62	$14,095.22
2	1/1/2014	2/28/2014	$176,185.62	$19,737.00	$195,922.62	$16,326.89
3	3/1/2014	2/28/2015	$181,471.19	$19,737.00	$201,208.19	$16,767.35
4	3/1/2015	2/29/2016	$186,915.32	$19,737.00	$206,652.32	$17,221.03
5	3/1/2016	2/28/2017	$192,522.78	$19,737.00	$212,259.78	$17,688.32
6	3/1/2017	2/28/2018	$198,298.47	$19,737.00	$218,035.47	$18,169.62
7	3/1/2018	2/28/2019	$204,247.42	$19,737.00	$223,984.42	$18,665.37
8	3/1/2019	2/29/2020	$210,374.84	$19,737.00	$230,111.84	$19,175.99
9	3/1/2020	2/28/2021	$216,686.09	$19,737.00	$236,423.09	$19,701.92
10	3/1/2021	2/28/2022	$223,186.67	$19,737.00	$242,923.67	$20,243.64
11	3/1/2022	12/31/2023	$229,882.27	$19,737.00	$249,619.27	$20,801.61

In the event that the Commencement Date occurs on a date other than March 1, 2012, the chart above shall be deemed modified such that (i) the first date under the column labeled "From" shall be the date upon which the Commencement Date actually occurs and each date below it shall be one (l) year to the day thereafter and (ii) the first date under the column "To" shall be the date that is one (!) year after the Commencement Date listed in the column labeled "From," counting such day, and each date below it shall be one (1) year to the day thereafter, with the except ion of the date in the "To" column for  the eleventh (11th) Lease Year which shall be ten (10) months after the date in the "To" column for the tenth (10th) Lea se Year.

1.3.     (a)     Should the Commencement Date fall on any day other than the first day of a month, the Fixed Annual Rent for such month shall be pro-rated on a per diem basis, and Tenant shall pay the amount thereof for such partial month on the Commencement Date. In such event, the amount paid by Tenant upon execution of this Lease shall be applied to the Fixed Annual Rent payable on the first day of the first month following the Commencement Date.

(b)     All sums (other than Fixed Annual Rent) payable hereunder shall be deemed additional rent, and together with Fixed Annual Rent shall be payable without setoff or deduction whatsoever, except as may be occasioned by the occurrence of any event permitting a deduction from or abatement of rent as specifically set forth in Articles 10 and 14. It is expressly understood and agreed that the Base Electric Charge (as hereinafter defined) that is due hereunder is part of the Fixed Annual Rent and Tenant's failure to pay same as and when due within five (5) Business Days after delivery of written notice from Landlord to Tenant shall be a material default hereunder. Fixed Annual Rent and additional rent shall be paid in lawful money of the United States by good and sufficient check (subject to collection) drawn to Land lord's order on a bank which is a member of the New York Clearinghouse Association or a successor thereto or by money order. Sa id checks shall be sent to Landlord at the office of Land lord's Managing Agent, TL Asset Management Corp., P.O. Box 341, Carle Place, New York 11514 or to such other party or parties and/or at such other address(es) as Landlord shall designate by notice to Tenant.

1.4.     If Tenant shall fail to pay any installment of Fixed Annual Rent or any payment of additional rent for a period of five (5) Business Days after delivery of written notice by Landlord to Tenant, Tenant shall pay a late charge to Landlord of $350.00 plus interest at the Interest Rate (as such term is defined in Article 33 hereof), from the date when such installment or payment shall have become due to the date of the payment thereof, and such late charge and interest shall be deemed additional rent.

1.5.     The "Building's Hours" are 8:00 A.M. to 6:00 P.M. Monday through Friday and Saturday between the hours of 8:00 A.M. and 1 :00 P.M. Tenant shall have twenty four (24) hour a day, seven (7) day a week access to the Demised Premises and the Building, which access shall be by passcard access after business hours and on days other than business days. If Tenant shall require replacement of any passcard issued to it, Tenant shall pay to Landlord as additional rent a charge of $250.00 per passcard requiring replacement. Tenant shall surrender to Landlord all passcards issued to it upon the expiration or earlier termination of this Lea se. Land lord shall have no liability to Tenant in the event that the passcard access system malfunctions and Tenant cannot gain access to the Demised Premises and the Building a ft.er business hours or on days other than business days; provided, however, that Landlord shall repair the passcard access system as soon as is reasonably practical aft.er receipt of notice that same has malfunctioned.

1.6.     Tenant shall be entitled to an abatement of Annual Rent (but not Annual Electric) during the first ten (10) months of the initial term of this Lea se. If Tenant shall, at any time, default hereunder beyond a grace period of five (5) Business Days after delivery of written notice by Landlord to Tenant, Tenant will automatically and without need of any further notice from Landlord, (i) forfeit any rent abatement provided in this Section not yet used by Tenant and (i i) be liable to Land lord for the amount of any rent abatement used by Tenant as of the date of default, it being expressly understood and agreed that Landlord shall have the right to obtain a judgment against Tenant for such amounts in any court of competent jurisdiction.

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ARTICLE 2.

CONDITION OF PREMISES

2.01.     Landlord shall perform no work in the Demised Premises in connection with this Lease except that, prior to the Commencement Date, Land lord shall shampoo the existing carpeting throughout the Demised Premises, at Landlord's sole cost and expense. Tenant hereby accepts possession or the Demised Premises in its "AS IS" condition as or the date hereof, without any representation or warranty from Landlord as to the stale or condit ion of the Demised Premises including the fitness for use thereof for any specific purpose. Any work necessary to prepare the Demised Premises for Tenant 's use and occupancy thereof shall be the sole responsibility of Tenant.

2.2.     Landlord shall provide Tenant with (i) a cash allowance of $30,000.00 within ten (10) days after execution of this Lease, and (ii) provided Tenant has not defaulted hereunder beyond the expiration of any applicable grace period, a cash  allowance of $40,000.00 within ten (10) days after the beginning of the fiftieth (50th) month of the initial term of this Lease (collectively, the "Allowances"). The Allowances may be used by Tenant in its sole discretion, however, if same is used by Tenant to perform improvements in the Demised Premises, Tenant shall perform such improvements in accordance with the terms of this Lease. If Tenant shall default hereunder beyond the expiration of any applicable grace period, Landlord may seek to recover the Allowances, or such portion thereof received by Tenant, as additional da mages caused by Tenant 's default under this Lease. If Tenant elects to have Land lord not perform any of Land lord 's Work, which election shall be made within ten (10) days after execution of this Lease (time of the essence), Landlord shall give Tenant an additional cash allowance equal to the actual cost to Landlord of the item(s) of Landlord 's Work that Landlord does not perform.

2.3.     Tenant may elect to use the gym equipment and furniture (the "FF& E") that is presently in the Demised Premises, upon written notice to Landlord given with in ten (10) days of execution of this Lease. Landlord makes no representation or warranty of any kind as to the condition, state of repair or fitness for use of any of the FF&E and Tenant accepts usage thereof in its "AS IS" condition. Landlord shall have no responsibility whatsoever with respect to the FF&E including, without limitation, any obligation to repair same or to render same fit for use. If Tenant fails to elect in writing to use the FF&E within the aforesaid time period, Land lord shall remove the FF&E from the Demised Premises prior to the Commencement Date, at Landlord’s sole cost and expense.

ARTICLE 3.

INTENTIONALLY OM ITTED

ARTICLE 4.

REAL ESTATE TAX ESCALATION

4.11.     For the purposes of this Article 4, the following definitions shall apply:

(a)     The term "Base Tax" shall mean the Taxes payable for the Base Year, net of any special assessments and as finally determined. If the Base Tax subsequently shall be adjusted, corrected or reduced whether as the result of protest, by mea ns of agreement or as the result of legal proceedings, the Base Tax for the purpose of computing any additional rent payable pursuant to this Article shall be the Ba se Tax as so adjusted, corrected or reduced. Until the Base Tax is so adjusted, corrected or reduced, if ever, Tenant shall pay additional rent hereunder based upon the unadjusted, uncorrected or unreduced Base Tax and upon such adjustment, correction or reduction occurring, any additional rent payable by Tenant prior to the date of such occurrence shall be recomputed and Tenant shall pay to Land lord any additional rent found due by such recomputation within ten (10) days after being billed therefor (which bill shall set forth in reasonable detail the pertinent data causing and comprising such recomputation).

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(b)     The term "Taxes" shall mean all real estate taxes, assessments or any other governmental charge, general or specia l, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nat ure whatsoever, that are or may be assessed, levied or imposed upon all or any part of the land (hereinafter referred to as the "Land") on which the Building is situated, the Building and sidewalks or streets in front of or adjacent thereto imposed by Federal, State or local government (but excluding any income, franchise, corporate, estate, inheritance, succession, capital stock, transfer or mortgage recording tax, unless same shall be in substitution for or in lieu of a real estate tax assessment) and any and all personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and appurtenances in, upon or used in connection with the Building and Land for operation thereof; it being expressly understood and agreed that it is the intention of the parties for the term "Taxes" to have the broadest possible meaning and not to be limited by the foregoing description. If, due to a future change in the meth od of taxation or in the taxing authority, a new or additional tax or assessment is imposed against Landlord, and/or the Land and/or the Building, and/or the sidewalks or streets in front of or adjacent thereto or the rents or income therefrom, in addition to, or in substitution in whole or in part for any tax which would constitute "Taxes", or in lieu of additional Taxes, such tax or imposition shall be deemed for the purposes hereof to be included within the term "Taxes".

(c)     The term "Tax Year" shall mean each calendar year in which occurs any part of the term of this Lease or such other period of twelve (12) months occurring during the term of this Lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the taxing authorities.

(d)     The term "Escalation Statement" shall mean a statement setting forth the amount payable by Tenant for a specified Tax Year pursuant to this Article 4.

4.2. (a) Tenant shall pay as additional rent for each Tax Year a sum ("Tenant's Tax Payment") equal to Tenant 's Proportionate Share of the a mount by which the Taxes for such Tax Year exceed the Base Tax. Tenant's Tax Payment for each Tax Year shall be due and payable in twelve (12) equal monthly installments, in advance, on the first day of each month during the Tax Year, based upon the Escalation Statement furnished prior to the commencement of such Tax Year, until such time as a new Escalation Statement for a subsequent Tax Year shall become effective. If an Escalation Statement is furnished to Tenant after the commencement of the Tax Year in respect of which such Escalation Statement is rendered, Tenant shall, within ten (10) days thereafter, pay to Landlord an amount equal to the amount of any underpayment of Tenant's Tax Payment with respect to such Tax Year and, in the event of any overpayment, Landlord shall permit Tenant to credit against subsequent payments under this Section 4.02 the amount of Tenant's overpayment. If there shall be any increase in Taxes for any Tax Year, whether during or after such Tax Year, Landlord shall furnish a revised Escalation Statement for such Tax Year, and Tenant's Tax Payment for such Tax Year shall be adjusted and pa id substantially in the same manner as provided in the preceding sentence. If during the term of this Lease, Taxes are required to be pa id (either to the appropriate taxing authorities or as tax escrow payments to a superior mortgagee) in full or in other installments, on any other date or dates than as presently required, then at Landlord's option, Tenant's Tax Payments shall be correspondingly accelerated or revised so that said Tenant's Tax Payments are due to the taxing authorities or the superior mortgagee. The benefit of any discount for any early payment or prepayment of Taxes shall accrue solely to the benefit of Landlord and such discount shall not be subtracted from Taxes or otherwise be credited to Tenant.

(b)     If the real estate tax fiscal year of any taxing authority shall be changed during the term of this Lease, any Taxes for such fiscal year, a part of which is included within a particular Tax Year and a part of which is not so included, shall be apportioned on the basis of the number of days in such fiscal year included in the particular Tax Year for the purpose of making the computations under this Section 4.02.

4.3.     In the event that the Commencement Date shall be other than the first day of a Tax Year or the date of the expiration or other termination of this Lease shall be a day other than the last day of a Tax Year, then, in applying the provisions of this Article 4 with respect to any Tax Year in which such event shall have occurred, appropriate adjustments shall be made to reflect the occurrence of such event on the basis of the portion of such Tax Year that shall have elapsed after the term hereof commences in the case of the Commencement Date, and prior to the date of such expiration or termination in the case of the Expiration Date or other termination.

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4.4.     Payments shall be made pursuant to this Article 4 notwith standing the fact that an Esca lation Statement is furnished to Tenant after the expiration of the term of this Lease. In no event shall the Fixed Annual Rent be reduced by the operation of this Article 4. The rights and obligations of Landlord and Tenant under the provisions of this Article 4 with respect to any additional rent shall survive the ex pi ration or other termination of this Lease.

4.5.     Landlord's failure to render an Escalation Statement with respect to any Tax Year shall not prejudice Landlord's right thereafter to render an Escalation Statement with respect thereto or with respect to any subsequent Tax Year.

4.6.     Each Escalation Statement shall be conclusive and binding upon Tenant unless within thirty (30) days after receipt of such Escalation Statement Tenant shall notify Landlord that it disputes the correctness of such Escalation Statement and shall state the basis upon which Tenant believes in good faith that same is incorrect. Pending the determination of such dispute, Tenant shall pay all amounts due pursuant to the Escalation Statement in dispute, without prejudice to Tenant's position.

4.7.     If Tenant shall fail to pay any amounts due pursuant to this Article as and when due, the terms of Section 1.04 hereof shall apply and Landlord shall be entitled to impose late charges and interest in accordance with the terms of that Section.

4.8.     Nothing contained in this Lease shall obligate Landlord to bring any application or proceeding seeking a reduction in Taxes or assessed valuation. Tenant, for itself and its immediate and remote subtenants and successors in interest hereunder, hereby waives, to the extent permitted by law, any right Tenant may now or in the future have to protest or contest any Taxes or to bring any application or proceeding seeking a reduction in real estate taxes or assessed valuation or otherwise challenging the determination thereof.

ARTICLE 5.

USE

5.01.    The Demised Premises shall be used by Tenant solely as and for the Permitted Use and for no other purpose. No sublease, assignment or other transfer of any of Tenant's rights hereunder shall be inconsistent with the Permitted Use, absent Landlord 's consent which may be withheld in La ndlord 's sole and absolute discretion.

5.2.      Tenant shall not use or permit the use of the Demised Premises or any part thereof in any way that would violate the Permitted Use or any of the covenants, agreements, terms, provisions and conditions of this Lease or for any unlawful purpose or in any unlawful manner or in violation of the Certificate of Occupancy for the Demised Premises or the Building, and Tenant shall not suffer or permit the Demised Premises or any part thereof to be used in any manner, or anything to be done therein or anything to be brought into or kept therein, that, in the judgment of Landlord, in any way impairs or tends to impair the character, reputation or appearance of the Building as a high quality office building, impairs or interferes with, or tends to impair or interfere with, any of the Building services or the proper and economic heating, cleaning, air-conditioning, ventilating or other servicing of the Building or the Demised Premises, or impairs or interferes with, or tends to impair or interfere with, the use of any of the other area s of the Building by, or occasions discomfort, inconvenience or annoyance of, any other tenants or occupants of the Building, or increases, or tends to increase, Landlord's costs of operating the Building. Tenant shall not install any electrical or other equipment of any kind that, in the judgment of Landlord, might cause any such impairment, interference, discomfort, inconvenience or annoyance. Landlord shall be permitted to take such actions as Landlord deems necessary in its sole and absolute discretion, without notice or court order, to obtain Tenant's compliance with this Section including, without limitation, removal at Tenant 's sole cost and expense of any installations of Tenant that violate the terms of this Section in Land lord 's judgment.

5.3.     If any governmental license or permit, other than a certificate of occupancy for the Building, shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises or any part thereof, Tenant at its expense shall procure and maintain and comply with the terms and conditions of such license or permit and submit the same to Landlord for inspection.

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5.4.     Tenant shall not use, or suffer or permit anyone to use, the Demised Premi ses or any part thereof, for (a) a banking, trust company, or safe deposit business, (b) a savings bank, a savings and loan association, or a loan company operating an "off the street " business to the general public at the Demised Premises, (c) the sale of travelers' checks and/or foreign exchange, (d) a stock brokerage office or for stock brokerage purposes, (e) the business of photographic reproductions and/or offset printing (except that Tenant and its permitted assignees, subtenants and occupants may use part of the Demised Premises for photographic reproductions and/or offset printing in connect ion with, either directly or indirectly, its own business and/or activities), (f) an employment or travel agency, (g) a school or classroom, (h) medical or psychiatric offices, (i) conduct of an auction, (j) gambling activities or (k) the conduct of obscene, pornographic or similar disreputable activities. Further, the Demised Premises may not be used by (i) an agency, department or bureau of the United States Government, any state or municipality within the United States or any foreign government, or any political subdivision of any of them, (ii) any charitable, religious, union or other not-for-profit organization, or (iii) any tax exempt entity within the meaning of Section l 68(j)(4)(A) of the Internal Revenue Code of 1986, as amended, or any successor or substitute statute, or rule or regulation applicable thereto (as same may be amended).

ARTICLE 6.

ALTERAT IONS AND IN STALLATIONS

6.01.     Tenant shall make no alterations, installation s, additions or improvements in or to the Demised Premises without Landlord's prior written consent and then only by contractors or mechanics first approved by Landlord, which consent and approval may be withheld in Landlord's sole discretion. Landlord 's approval shall not be construed as a representation, warranty or statement by Land lord that any work to be performed by Tenant in the Demised Premises is in compliance with applicable law or is otherwise properly designed or efficacious for Tenant 's intended purpose. All work, alterations, installation s, additions and improvements shall be done at Tenant 's sole expense and at such times and in such manner as Landlord may from time to time designate in Landlord's sole discretion, shall be done in a good and workmanlike manner, and shall be effected in compliance with all applicable laws, ordinances, rules and regulations, including, without limitation, the Americans with Disabilities Act. Landlord may impose such conditions in addition to those expressly provided in this Lease as to guaranty of completion and payment, or otherwise, as Landlord may consider necessary in its sole and absolute discretion.

6.2.     Any work, alterations, installations, additions or improvements in or to the Demised Premises shall be effected solely in accordance with plans and specifications first approved in writing by Landlord. Such plans and specifications shall be prepared at Tenant's sole cost and expense by a professional registered architect and shall be complete, finished detailed architectural drawings and specifications for the work to be done. Tenant shall reimburse Land lord promptly upon demand for any costs and expenses incurred by Landlord in connection with Landlord's review of such Tenant's plans and specification s.

6.3.     Any approved alterations, installations, additions and improvements to the Demised Premises shall be per formed in accordance with the foregoing Sections and the following provisions:

(a)     Tenant shall furnish to Landlord copies of all governmental permits and authorizations that may be required in connection with such work. All such governmental permits and authorizations shall be obtained by Tenant at its sole cost and expense and Tenant shall pay the cost of filing Tenant's plans and specifications with appropriate governmental authorities in such form as Landlord may direct in its sole and absolute discretion. Tenant shall also obtain all required sign-offs of any permits applied for by Tenant. If Tenant fails to do so, Land lord may do so at Tenant's sole cost and expense and may charge Tenant as additional rent to be paid immediately Landlord 's actual costs associated with obtaining such sign-offs.

(b)     All work to be performed by Tenant shall be done in a manner that will not interfere with or disturb other tenants or occupants of the Building.

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(c)     Prior to commencement of any work, Tenant shall furnish to Landlord certificates evidencing the existence of (i) workers' compensation insurance covering all persons employed for such work ; and (ii) comprehensive general liability (including contractual liability) and property da mage insurance from an insurance company or companies acceptable to Landlord in its sole and absolute discretion, naming Landlord, its designees and Tenant as insured, with coverage of at least $3,000,000 per occurrence for bodily or personal injury (including death) and $ 1,000,000 in respect of property damage, or in such higher amounts as Landlord may require. Such insurance shall be maintained at all times during the performance of the work and shall not be cancelable except on thirty (30) days' prior written notice to Landlord.

6.4.     Tenant shall cause to be removed and discharged of record, at Tenant 's sole cost and expense, any mechanic's lien or other similar lien filed, or attaching by operation of law, against the Demised Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant by payment or filing of any bond required by law or otherwise, within fifteen (15) days after any such filing or attachment of any such lien.

6.5.     All fixtures, improvements, alterations, installations, additions, paneling, partitions, doors, railings and like installations installed in the Demised Premises at any time, either by Tenant or by Landlord or others on Tenant's behalf and whether installed or purchased at Landlord's or Tenant's expense (collectively, the "Leasehold Improvements") shall become the property of Landlord upon installation. The Leasehold Improvements shall remain upon, and shall be surrendered with, the Demised Premises unless Landlord elects, by notice to Tenant given either (i) not less than thirty (30) days before the Expiration Date or (ii) upon the sooner termination of this Lease, to have Tenant remove all or part of the Leasehold Improvements. In such event, prior to the expiration or sooner termination of this Lease and at Tenant's sole cost and expense, Tenant shall remove all such Leasehold Improvements as Landlord has specified for removal in such notice and shall repair all damage to the Demised Premises or to the Building due to such removal and restore the same to the condition existing immediately prior to the installation of such Leasehold Improvements. Notwithstanding the foregoing, Landlord shall not have the right to require Tenant to remove any of the Leasehold Improvements installed by Landlord in the Demised Premises pursuant to the Workletter, unless otherwise provided in this Lease or the Workletter.

6.6.     Where furnished by or at the expense of Tenant, all furniture, furnishings and trade fixtures, and any other movable property shall remain the property of Tenant and Tenant shall remove all of such property at any time prior to the expiration or other termination of the term of this Lease.

6.7.     If any alterations, installation s, additions, improvements or other property that Tenant shall have the right to remove or be requested by Landlord to remove as provided in Sections 6.05 and 6.06 of this Lease are not removed on or prior to the expiration or sooner termination of the term of tills Lease, Landlord shall have the right to remove such property and to dispose of the same without accountability to Tenant and at the sole cost and expense of Tenant. In case of any damage to the Demised Premises or the Building resulting from the removal of such property (whether such removal is performed by Landlord or by Tenant), Tenant shall repair such damage or, in default thereof, shall reimburse Landlord for Land lord's costs in repairing such damage. Tenant's obligations under this Section 6.07 and under Sections 6.05 and 6.06 shall survive the expiration or other termination of this Lease.

6.8.     Tenant agrees that the exercise of its rights pursuant to the provisions of this Article 6 or of any other provisions of this Lease hereto shall not be done in a manner which would create any interference (beyond a de minimis extent) with the business of Landlord or any tenant or occupant of the Building. Tenant shall immediately stop work or other activity if Landlord notifies Tenant that continuing such work or activity would create any interference (beyond a de minimis extent) with the business of Landlord or any tenant or occupant of the Building.

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ARTICLE 7.

REPAIR S

7.01.     Tenant shall, at its sole cost and expense, take good care of the Demised Premises and the fixtures and appurtenances therein (including, without limitation, bathroom and plumbing fixtures and appurtenances in the Demised Premises, if any) and make all repairs thereto as and when needed to preserve them in good working order and condition, notwithstanding whether the repair in question is ordinary or extraordinary, structural or non-structural, foreseen or un foreseen. All damage or injury to the Building, the property on which the Building is situated and/or the Demised Premises and to any fixtures, appurtenances and equipment caused by Tenant moving property in or out of the Building, or by the installation or removal of furniture, fixtures or other property, or from any other cause of any other kind or nature whatsoever due to carelessness, omission, neglect, improper conduct or other cause on the part of Tenant, its servants, employees, agents, visitors, invitees or licensees, shall be repaired, restored or replaced promptly at Tenant's sole cost and expense to the satisfaction of Landlord. All such repairs, restorations and replacements made by Tenant shall be in quality and class equal to the original work or installations that were damaged by Tenant. If Tenant fails to make such repair s, restoration or replacements, same may be made by Landlord at the sole cost and expense of Tenant and such expenses shall be collectible as additional rent and shall be pa id by Tenant within five (5) days after rendition by Land lord of a bill therefor.

7.2.      Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area that such floor was designed to carry and that is allowed by law.

7.3.     There shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of any inconvenience, annoyance or injury to Tenant's business arising from the making of any repairs, alterations, additions, improvements in or to any portion of the Building or the Demised Premises or in or to fixtures, appurtenances or equipment thereof by Landlord, Tenant or any other tenant or other third party. Landlord shall exercise ordinary diligence in performing work in the Building so as to minimize interference with Tenant's business operations, if possible, but shall not be required to perform any work on an overtime or premium pay basis to avoid, reduce or minimize any such interference.

7.4.     Notwithstanding anything to the contrary herein contained, Landlord shall not be responsible for the replacement of light bulbs, ballasts or other electrical equipment and facilities in the Demised Premises. If Tenant requests that Landlord repair or replace any of the foregoing, and Landlord elects to do so in its sole and absolute discretion, Landlord shall bill Tenant for such materials and services at Land lord 's customary rates. All such charges incurred by Tenant shall be deemed additional rent and shall be payable by Tenant immediately upon Landlord invoicing Tenant therefor.

7.5.     Notwithstanding anything to the contrary herein contained, in the event that Landlord is required to perform any repairs in the Demised Premises, under no circumstances and in no event shall Landlord be required to perform same on overtime or premium pay hours. Landlord shall be entitled to perform such repairs during the Building's Hours, if Landlord deems it appropriate, and Tenant shall not be entitled to any rent abatement as a result of the conduct by Landlord of repair work in the Demised Premises.

ARTICLE 8.

REQU IR EMENTS OF LAW

8.01.     Tenant shall comply in all respects with all present and future laws, orders and regulations of federal, state, county and municipal authorities, and of all insurance bodies, and with any direction of any public officer or officers, pursuant to law, which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Demised Premises or the use or occupation thereof or the Building. If Tenant receives any notice of any violation of any law, ordinance, rule, order or regulation applicable to the Demised Premises or the Building, Tenant shall give prompt written notice thereof to Landlord.

ARTICLE 9.

INSURAN CE, LOSS REIMBURSEMENT, LIABILITY

9.01.     Tenant shall not do, permit or suffer to be done any act or thing upon the Demised Premises that would invalidate or be in conflict with New York standard fire insurance policies covering the Building, and fixtures and property therein, or that would increase the rate of fire insurance applicable to the Building to an amount higher than it otherwise would be; and Tenant neither shall do nor shall Tenant permit to be done any act or thing upon the Demised Premises that shall or might subject Landlord to any liability or responsibility for injury to any person or person to property by reason of any business or operation being carried on within the Demised Premises.

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9.2.     If, as a result of any act or omission by Tenant or violation by Tenant of the terms of this Lease, the rate of fire insurance applicable to the Building shall be increased in an amount higher than it otherwise would be, Tenant shall reimburse Land lord for all increases of Landlord's fire insurance premiums so caused; such reimbursement to be additional rent payable upon the first day of the month following any outlay by Landlord for such increased fire insurance premium s. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make-up" of rates for the Building or Demised Premises by the body making fire insurance rates for the Demised Premises, shall be presumptive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to the Demised Premises.

9.3.     Land lord and its agents shall not be liable for any injury or damage to persons or property (including, but not limited to, loss of profits and injury to business) resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building, or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of any nature, unless any of the foregoing shall be ca used by or due to the gross negligence or willful misconduct of Land lord.

9.4.     Landlord and its agents shall not be liable for any damage which Tenant may sustain, if at any time any window of the Demised Premises is broken, or temporarily or permanently closed, darkened or bricked up for any reason whatsoever, except in the case of Land lord's arbitrary acts if the result is permanent, and Tenant shall not be entitled to any compensation therefor or abatement of rent or to any release from any of Tenant's obligations under this Lea se, nor shall the same constitute an eviction.

9.5.     Landlord and its agents, officers, directors and shareholders shall have absolutely no personal liability with respect to any provision of this Lease or any obligation or liability arising therefrom or in connection therewith. Tenant shall look solely to Land lord's estate and interest in the Land and Building for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord, in the event of any liability by Landlord, and no other property or assets of Landlord or any agent, officer, director or shareholders shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lea se, the relationship of Land lord and Tenant hereunder, or Tenant's use and occupancy of the Demised Premises, or any other liability of Landlord to Tenant. Nothing contained in this Section shall be construed to permit Tenant to offset against rents due a successor landlord a judgment (or other judicial process) requiring the payment of money by reason of any default of a prior landlord. Tenant and its agents, officers, directors and shareholders shall have absolutely no personal liability with respect to any provision of this Lease or any obligation or liability arising therefrom or in connection therewith.

9.6.     Tenant shall obtain on or before the Commencement Date and shall keep in force during the term hereof, all-risk insurance, from an insurance company or companies acceptable to Landlord in its sole and absolute discretion, in an amount equal to the full replacement cost of Tenant's furniture, furnishings and other removable personal property and of all fixtures including Leasehold Improvements. If obtainable at no additional cost, Tenant shall include in such insurance policy or policies appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Land lord and/or any tenant of space in the Building with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. Should any additional premium be exacted for any such clause or clauses, Tenant shall be released from the obligation hereby imposed unless Landlord or the other tenants shall agree to pay such additional premium.

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9.7.     Tenant shall provide on or before the Commencement Date and shall keep in force during the term hereof for the benefit of Landlord and Tenant a comprehensive general liability insurance policy (including contractual liability), from an insurance company or companies acceptable to Landlord in its sole and absolute discretion, protecting Landlord and Tenant against any liability whatsoever, arising out of the use of the Demised Premises or any appurtenances thereto or occasioned by any occurrence on or about the Demised Premises or any appurtenances thereto. Such policy shall be in such limits as Landlord may require which, as of the date of this Lea se, are (a) not less than the amount of $2,000,000 per occurrence for bodily or personal injury (including death) and (b) not less than the amount of $2,000,000 in respect of property damage. Landlord reserves the right to change such limits in its sole and absolute discretion at any time, and from time to time, that Landlord deems necessary; provided, however, that Tenant shall have fifteen (15) days from the date of any change in Land lord's insurance limits to obtain any required additional coverage. Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least fifteen (15) days prior to the effective date of any such policy, Tenant shall deliver to Land lord either a duplicate original of the aforesaid policies or a certificate of such insurance. Said policy or certificate of insurance shall name Landlord, Landlord 's managing agent and, if Land lord so request s, Landlord 's mortgage lender, as additional insureds and contain an endorsement that such insurance may not be cancelled except upon thirty (30) days prior written notice to Landlord. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a default hereunder entitling Land lord to exercise any or a ll of the remedies provided in this Lease in the event of Tenant's default.

ARTICLE 10.

DAMAGE BY F I R E OR OTHER CAUSE

10.01.     If the Demised Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this Lea se shall continue in full force and effect except as hereinafter set forth.

10.02.     (a)     If the Demised Premises are partially damaged or rendered partially untenantable by fire or other casualty, (i) the damage thereto (excluding those repairs which are Tenant's responsibility as provided below) shall be repaired by and at the expense of Landlord and (ii) Tenant shall repair the damage to and restore and repair the improvements, betterments and personal property of Tenant installed in the Demised Premises ("Tenant's Restoration Work"), and the Fixed Annual Rent shall be apportioned from the day following the casualty until such repair shall be substantially completed according to the part of the Demised Premises that is tenantable. Any such repairs performed by Tenant shall be deemed an Alteration for the purposes of Article 6 hereof.

(b)     If the Demised Premises are totally or substantially damaged or are rendered wholly or substantially untenantable by fire or other casualty, then the Fixed Annual Rent shall be pa id up proportionately to the time of the casualty and thenceforth shall cease until the date when the Demised Premises shall have been repaired and restored by Landlord, subject to Landlord's right to elect not to restore the same as hereinafter provided, and subject to Tenant 's obligation to make repair s as detailed in (a) above.

(c)     If the Demised Premises are totally or substantially damaged or if the Building shall be so damaged that Land lord shall decide to demolish it or to rebuild it, or if at least 50% of the floor area of the Demised Premises is damaged or destroyed during the last eighteen (18) months of the then current term of this Lease, then, in any of such events, Land lord may elect to terminate this Lea se by written notice to Tenant given within ninety (90) days after such fire or casualty specifying a date for the expiration of the Lea se, which date shall not be more than sixty (60) days after the giving of such notice. Upon the expiration date specified in such notice, the term of this Lease shall expire as fully and completely as if such date were the date set forth above for the termination of this Lease and Tenant shall forthwith quit, surrender and vacate the Demised Premises without prejudice, however, to Land lord's rights and remedies against Tenant under the Lease provisions in effect prior to such termination, and any rent owing shall be pa id up to such date (subject to abatement as provided in subparagraph (b) above) and a ny payments of rent made by Tenant that were on account of any period subsequent to such date shall be returned to Tenant. Unless Landlord shall serve a termination notice as provided for herein, Land lord shall make the repairs and restorations under the conditions of (a) and (b) hereof, with ordinary diligence during the Building's Hours, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Landlord's control. After any such casualty, Tenant shall cooperate with Landlord's restoration by removing from the Demised Premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture and other property. Tenant's liability for rent shall resume five (5) days after written notice from Landlord that the Demised Premises are substantially ready for Tenant's occupancy.

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(d)     Notwithstanding anything to the contrary contained in this Article, if in Landlord 's sole discretion, it would be appropriate for safety reasons, health reasons or the efficient operation or restoration of the Building for Landlord to perform all or a portion of Tenant 's Restoration Work on behalf of Tenant, then (i) Landlord shall give Tenant a notice specifying the portion of Tenant 's Restoration Work to be performed by Landlord (herein called the "Specified Restoration Work"), (ii) Land lord shall perform such Specified Restoration Work and (iii) Tenant shall pay to Landlord the cost of such Specified Restoration Work within ten (10) days following the giving of Landlord's written demand therefor. Tenant shall promptly perm it Landlord access to the Demised Premises for the purpose of per forming the Specified Restoration Work and any restoration work to the Building which is not the responsibility of Tenant hereunder. If required by Landlord in connection with the performance of the Specified Restoration Work or Landlord's Restoration Work, Tenant shall promptly remove !Tom the Demised Premises all or such items of Tenant's persona l property as Landlord may require by written notice (herein called "Tenant's Property Removal Obligation"). In the event that Tenant fails to comply with Tenant's Property Removal Obligation within five (5) business days after the giving of such written notice by Landlord, Landlord shall have the right to remove and store such Tenant's personal property at Tenant's sole cost and expense and with no liability lo Land lord. Tenant shall be solely responsible for arranging for any visits to the Demised Premises by Tenant's insurance adjuster that may be desired by Tenant prior to the performance by Landlord or Tenant of Tenant 's Property Removal Obligation or the performance by Landlord of Landlord's repair work or the Specified Restoration Work and Landlord shall be under no obligation to delay the performance of same, nor shall Landlord have any liability to Tenant, in the event that Tenant fails to do so.

10.03.     No damages, compensation or claim shall be payable by Landlord for inconveruence, loss of business or annoyance arising from any repair or restoration of any portion of Demised Premises or of the Building pursuant to this Article 10.

10.04.     Landlord will not carry separate insurance of any kind on Tenant's property and, except as provided by a law or by reason of its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same.

10.05.     The provisions of this Article 10 shall be considered an express agreement governing any cause of damage or destruction of the Demised Premises by fire or other casualty, and Section 227 of the Real Properly Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

ART ICLE 11.

ASSIGNM ENT, MORTGAGING, SUBLETTING, ETC.

11.01.     Tenant shall not by operation of law or otherwise (a) assign or otherwise transfer this Lease or the term and estate hereby granted, (b) sublet the Demised Premises or any part thereof or allow the same to be used or occupied by others, other than Tenant's employees, (c) mortgage, pledge or encumber this Lease or the Demised Premises or any part thereof in any manner by reason of any act or omission on the part of Tenant, or (d) advertise, or authorize a broker to advertise, for a subtenant or an assignee, without, in each instance, obtaining the prior written consent of Landlord. For purposes of this Article 11, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant, or of a corporate subtenant, or the transfer of a majority of the total interest in any partnership or limited liability company tenant or subtenant, or the transfer of control in any limited partnership tenant or subtenant, however accomplished, whether in a single transact ion or in a series of related or unrelated transactions, shall be deemed an assignment of this Lea se, except that the transfer of the outstanding capital stock of any corporate tenant, or subtenant, shall be deemed not to include the sale of such stock by persons or parties other than those deemed "affiliates" of Tenant within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended, through the "over-the-counter market" or through any recognized stock exchange, (ii) a takeover agreement shall be deemed a transfer of this Lease, (iii) an agreement by any other person or entity, directly or indirectly, to assume Tenant's obligations under tills Lea se shall be deemed an assignment, (iv) any person or legal representative of Tenant, to whom Tenant's interest under tills Lea se passes by operation of law, or otherwise, shall be bound by the provisions of this Article 11, and (v) a modification, amendment or extension of a sublease shall be deemed a sublease. Tenant shall promptly notify Landlord of any proposed assignment, sublease or "transfer", as defined in this Section.

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11.02.     Any assignment or transfer shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord a recordable agreement, in form and substance satisfactory to Landlord, whereby the assignee shall assume the obligations and performance of this Lease and shall agree to be bound personally by and upon all of the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions of Section 11.01 hereof shall, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of rent by Landlord from an assignee or transferee or any other party, remain in full force and effect. Tenant shall remain fully and primarily liable for the payment of the Fixed Annual Rent and additional rent due and to become due under this Lease and for the performance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observed, notwithstanding any such assignment. No sublease shall release Tenant of any liability hereunder of any kind or nature whatsoever.

11.03.     Landlord shall not unreasonably with hold its consent to an assignment of this Lease or a subletting of the whole or part of the Demised Premises for substantially the remainder of the term of this Lease, provided:

(a)     Tenant shall furnish Land lord with the name and business address of the proposed subtenant or assignee, in formation with respect to the nature and character of the proposed subtenant's or assignee's business, or activities, such references and current financial information with respect to net worth, credit and financial responsibility as are reasonably satisfactory to Land lord, and an executed counterpart of the sublease or assignment agreement;

(b)     The proposed subtenant or assignee is a reputable party whose financial net worth, credit and financial responsibility is, considering the responsibilities involved, satisfactory to Landlord ;

(c)     The nature and character of the proposed subtenant or assignee, its business or activities and intended use of the Demised Premises is, in Landlord 's judgment, in keeping with the standards of the Building and the floor or floors on which the Demised Premises are located (it is expressly understood and agreed that Landlord will not consent to the assignment or subletting of the Demised Premises to any physician or other medical practitioner that performs abortions or to any other organization that Landlord deems in its sole and absolute discretion to be inconsistent with the character of the Building notwithstanding that the proposed assignee or subtenant 's use of the Demised Premises conforms with the Permitted Use);

(d)     The proposed subtenant or assignee is not then an occupant of any part of the Building or the Garden City Plaza complex (i.e. 100, 200, 300, or 400 Garden City Plaza) or a party who dealt with Landlord or Landlord's agent (directly or through a broker) with respect to space in the Garden City Plaza complex during the twelve (12) months immediately preceding Tenant's request for Landlord's consent;

(e)     All costs incurred with respect to providing reasonably appropriate means of ingress and egress from the sublet space or to separate the sublet space from the remainder of the Demised Premises shall, subject to the provisions of Article 6 with respect to alterations, installations, additions or improvements, be borne by Tenant;

(t)     Each sublease shall state specifically that (i) it is subject to all of the terms, covenants, agreements, provisions and conditions of this Lease, (ii) the subtenant or assignee, as the case may be, will not have the right to a further assignment thereof or sublease or assignment thereunder, or to allow the Demised Premises to be used by others, without the consent of Landlord in each instance, (iii) a consent by Land lord thereto shall not be deemed or construed to modify, amend or affect the terms and provisions of this Lease, or Tenant's obligations hereunder, which shall continue to apply to the premises involved, and the occupants thereof, as if the sublease or assignments had not been made, (iv) if Tenant defaults in the payment of any rent, Landlord is authorized to collect any rents due or accruing from any assignee, subtenant or other occupant of the Demised Premises and to apply the net amounts collected to the Fixed Annual Rent and additional rent reserved herein, (v) the receipt by Landlord of any amounts from an assignee or subtenant, or other occupant of any part of the Demised Premises sha ll not be deemed or construed as relea sing Tenant from Tenant's obl igations hereunder or the acceptance of that party as a direct tenant, and (vi) Tenant is not released from primary liability hereunder as a result of any assignment or sublease; and

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(g)     Tenant, together with requesting Landlord's consent hereunder, shall have pa id Land lord any costs incurred by Landlord to review the requested consent including any attorneys' fees incurred by Landlord.

Landlord may withhold its consent to any assignment or sublease if Tenant fails to provide in a timely fashion any and all required information hereunder or if any of the in format ion concerning the proposed assignment or sublease is unacceptable to Landlord for any reason whatsoever.

11.04.     If Landlord shall give its consent to any assignment of this Lea se or to any sublease, Tenant, in consideration thereof, shall pay to Landlord as additional rent, any rents, additional charges and other consideration payable under the sublease or assignment to Tenant by the subtenant or assignee in excess of the Fixed Annual Rent and additional rent accruing during the term of the sublease or assignment in respect of the subleased or assigned space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums pa id for the sale or rental of Tenant's fixtures, Leasehold Improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, an amount equal to the then net unamortized or undepreciated cost thereof to Tenant determined on the basis of Tenant's federal income tax return s). The sums payable under this Section 11.04 shall be paid to Landlord as and when pa id by the assignee or subtenant to Tenant. In the event that Tenant grants to any subtenant or assignee any rent abatement, Landlord shall be pa id by Tenant an amount equal to the amount that Landlord would receive under this Section 11.04 if Tenant had not granted such an abatement. Landlord shall have the right, upon reasonable notice to Tenant, to audit Tenant 's books and records to verify the amounts received by Tenant from any proposed subtenant or assignee.

11.05.     (a)     If, without first obtaining Land lord 's written consent thereto Tenant shall have assigned this Lease or sublet the Demised Premises, in whole or in part, or if Tenant shall give notice of a proposed assignment of this Lease or notice of a proposed subletting of the Demised Premises, in whole or in part (including all assignments or sublettings made in breach or violation of any provision requiring Land lord's consent, or if the requirement for Landlord's consent is deemed inapplicable by operation of law or otherwise), to any assignee, sublessee or proposed assignee or sublessee who does not meet the requirements for approval contained in Section l1.03 hereof, then Landlord shall have the right of "Recapture" (hereinafter defined) as set forth below, in addition to any other right or remedy available to Landlord under this Lease or at law or in equity, and without limiting any of such rights:

(i)     ln the case of an assignment of this Lea se, or a proposed assignment of this Lease, Landlord shall have the right to terminate this Lease (a "Recapture") by giving Tenant a notice of termination (the "Recapture Notice") within twenty (20) days following Land lord's receipt of Tenant's notice or request for consent to such assignment or within six (6) months following Land lord's actual knowledge of such assignment, whereupon this Lease (including all renewal options, whether or not theretofore exercised by Tenant) shall cease and terminate on the date set forth in Landlord 's Recapture Notice as though such date were the date herein originally fixed for the expiration of this Lea se and Tenant and every assignee or occupant of the Demised Premises claiming by, under or through Tenant shall surrender this Lease and possession of the Demised Premises to Landlord in the condition required pursuant to this Lea se and Landlord may thereafter re-let the Demised Premises for Land lord 's sole benefit. In addition to the foregoing, Land lord may exercise all rights and remedies available to it upon the occurrence of an event of default under this Lea se.

(ii)     In the case of a sublease of all or any portion of the Demised Premises, or a proposed sublease of all or any portion of the Demised Premises, Land lord shall have the right to Recapture such portion of the Premises as Tenant desires to sublet (or has sublet in breach or violation of the terms of this Lease) and terminate this Lease pro tanto by giving Tenant a Recapture Notice within twenty (20) days following Landlord 's receipt of Tenant 's notice or request for consent or within six (6) months following Landlord 's actual knowledge of such subletting if Tenant has sublet the Demised Premises without Land lord 's consent, whereupon this Lease (including all renewal options, whether or not theretofore exercised by Tenant) shall cease and terminate as to such portion of the Demised Premises only (and in alt other respects shall continue in full force and effect) on the date set forth in Landlord 's Recapture Notice as though such date were the date herein originally fixed for the expiration of this Lease. Landlord shall have the right to separately demise (including the construction of necessary demising walls, doorways and segregation of utilities), at Tenant's sole cost and expense, the space Recaptured by Landlord. Upon such Recapture, the Tenant and every occupant of the port ion of the Premises so Recaptured shall surrender possession to Land lord in the condition required pursuant to this Lease, and such space may thereafter be re-let by Land lord for Landlord 's sole benefit. In addition to the foregoing, Land lord may exercise all rights and remedies available to it upon the occurrence of an event of default under this Lease.

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ARTICLE 12.

ELECTRICITY

12.01.     Tenant acknowledges and agrees that the Fixed Annual Rent hereunder includes an electric charge that is calculated using the Electric Rate Ba se Year average demand and usage rates (the "Base Electric Charge"). In consideration of Tenant's timely payment of the Base Electric Charge and any escalation thereof as provided herein, Landlord shall, at Landlord's sole cost and expense, furnish (i) electric energy to the Demised Premises as is ordinarily and reasonably required by Tenant for use of the Demised Premises in accordance with the Permitted Use and (ii) electric for HYAC at its cost and expense during the Building's Hours. Consistent with the existing electrical capacity contained in the Demised Premises, Landlord shall permit Tenant to use presently existing electric facilities for Tenant's reasonable lighting and other ordinary electrical fixtures, appliances and equipment (such as personal computers, telephones and fax machines) as Land lord may permit to be installed in the Demised Premises, consistent with the Permitted Use.

12.2.     Tenant's use of electric energy in the Demised Premises shall not at any time, in the reasonable judgment of Landlord, (i) exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises or (ii) cause or result in any impairment or interference with Building systems, annoyance or inconvenience to other tenants or the overloading of the risers or feeders serving the Building. Tenant shall not, without Landlord's prior consent in each instance, connect any fixtures, appliances or equipment to the Building's electric distribution system (other than ordinary office equipment such as personal computers, fax machines and telephones to the convenience outlets located in the Demised Premises for Tenant 's use) or make any alteration or addition to the electric system of the Demised Premises existing on the Commencement Date. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be pa id by Tenant to Land lord on demand as additional rent. As a condition to granting such consent, Landlord may require Tenant to agree to an increase in the Fixed Annual Rent to an amount which will reflect the value to Tenant of the potential additional electric energy to be made available to Tenant based upon the estimated additional capacity of such additional risers or the connected load of such fixtures, appliances or equipment. The amount of such increase shall be determined by an electrical consultant selected by Landlord and paid by Tenant. Such determination shall be binding and conclusive upon the parties. Landlord, its agents and consultants may survey the electrical fixtures, appliances and equipment in the Demised Premises and Tenant's use of electric energy therein from time to time to ascertain whether Tenant is complying with its obligations under this Section. Each increase in the Fixed Annual Rent under this Section shall be effective from the date such additional electric energy is made available to Tenant.

12.3.     In addition to any charges payable by Tenant in accordance with the provisions of this Article, Tenant shall pay to Landlord as Additional Rent, within ten (10) days after Land lord invoices Tenant therefor, Tenant's Proportionate Share of any increase in cost to Landlord of providing electric energy to the Building (including increases in demand and usage charges and/or taxes) (an "Electric Increase"). All Electric Increases shall be cumulative and shall be based upon the published and stated rate increases for demand, usage and tax increases. All Electric Increases for increases in demand and usage charges shall be calculated by multiplying Tenant's Proportionate Share by the amount obtained through the following formula:

(Current Year Electric Usage x Current Year Electric Rate) - (Current Year Electric Usage x Base Year Electric Rate).

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For purposes of this formula, (i) "Current Year Electric Usage" shall mean the actual electric usage and/or demand usage, as applicable, in the Building for the twelve (12) month period prior to the month in which Landlord seeks to impose an Electric Increase, (ii) "Current Year Electric Rate" shall mean the average of the actual demand and/or usage rates, as applicable, charged lo Landlord by the applicable Utility during the twelve (12) month period preceding the month in which Landlord seeks to impose an Electric Increase, and (iii) "Base Year Electric Rate" shall mean average of t e actual demand and/or usage rates, as applicable, charged to Land lord by the applicable Utility during the Electric Rate Base Year. Tenant shall not be entitled to any adjustment of its rent or other obligations hereunder as a result of any decrease in the Current Year Rate.

ARTICLE 13.

PARKING

13.01.     Landlord shall provide Tenant with six (6) reserved parking spaces in the parking area designated for use by tenants of the Building, and the related parking passes, at no cost to Tenant for use throughout the term of this Lease; provided, however, that if Tenant requires replacement of any parking passes, Tenant shall pay to Landlord the sum of $250.00 per parking pass prior to the issuance of same. Landlord reserves the right to relocate Tenant 's reserved parking spaces within the parking areas for the Building, provided that Tenant's parking spaces are at all times within reasonable proximity to the Building or to Tenant's reserved parking spaces that Landlord seeks to relocate. Tenant shall not have the right to use any other parking spaces at the Building, except for those that are not designated for use by other tenants, other than Tenant's reserved parking spaces. In the event that Tenant defaults under the Lease beyond the expiration of any applicable grace period, Landlord may immediately and without notice to Tenant permanently revoke Tenant 's reserved parking provided hereunder.

ARTICLE 14.

CONDEMNATION

14.01.     In the event that the whole of the Demised Premises lawfully shall be condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall cease and terminate as of the date of vesting of title. In the event that only a part of the Demised Premises shall be so condemned or ta ken, then, effective as of the date of vesting of title, the Fixed Annual Rent and the additional rent payable hereunder shall be abated in an amount thereof apportioned according to the area of the Demised Premises so condemned or taken. In the event that only a part of the Building or the Land shall be so condemned or taken, then (a) Landlord (whether or not the Demised Premises be affected) may, at Landlord's option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within sixty (60) days following the date on which Landlord shall have received notice of vesting of title, or (b) if such condemnation or taking shall be of a substantial part of the Demised Premises or of a substantial part of the means of access thereto, Tenant, at Tenant's option, by delivery of notice in writing to Landlord within thirty (30) days following the date on which Tenant shall have received notice of vesting of title, may terminate this Lease and the term and estate hereby granted as of the date of vesting of title, or (c) if neither Landlord nor Tenant elects to terminate this Lease, as aforesaid, this Lease shall be and shall remain unaffected by such condemnation or taking, except that the Fixed Annual Rent and the additional rent payable pursuant to Articles 3 and 4 shall be abated to the extent hereinbefore provided in this Article 14. In the event that only a part of the Demised Premises shall be so condemned or taken and this Lease and the term and estate hereby granted with respect to the remaining port ion of the Demised Premises are not terminated as hereinbefore provided, Landlord, with reasonable diligence and at its expense, will restore the remaining portion of the Demised Premises as nearly as practicable to the same condition as it was in prior to such condemnation or ta king.

14.2.     In the event of the termination of this Lease in any of the cases hereinbefore provided, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the Expiration Date and the Fixed Annual Rent and the additional rent payable hereunder shall be apportioned as of such date.

14.3.     In the event of any condemnation or taking hereinbefore mentioned of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award, except that Tenant shall be entitled to make separate claim for the unamortized value of its trade fixtures actually taken, for moving expenses and "good will" value, provided that Tenant's claim does not in any respect diminish the value of Landlord's claim.

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14.4.     The provisions of this Article 14 shall not be applicable to any condemnations or taking for governmental occupancy for a limited period.

14.5.     In the event of any taking of less than the whole of the Building that does not result in a termination of this Lea se, or in the event of a taking for a temporary use or occupancy of all or any part of the Demised Premises that does not result in a termination of this Lease, Landlord, at its expense, to the extent that any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the Demised Premises to substantially their former condition to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and Demised Premises. Tenant shall, in such an event, continue to pay all Fixed Annual Rent and additional rent due hereunder duri ng the period that Landlord is restoring the Building and the Demised Premises. In the event of a temporary taking, Tenant shall continue to pay the Fixed A1mual Rent and additional rent due hereunder for the entire Demised Premises notwithstanding such taking, and Tenant shall be entitled to assert a claim against the applicable governmental authority for any damages arising from the interruption of Tenant's business as a result of the temporary taking.

14.6.     In the event that any part of the Demised Premises are taken to effect compliance with any law or requirement of public authority other than in the manner hereinabove provided in this Artic le 14, then, (i) if such compliance is the obligation of Tenant under this Lease, Tenant shall not be entitled to any diminution or abatement of rent or other compensation from Landlord therefor, but (ii) if such compliance is the obligation of Landlord under this Lease, the Fixed Annual Rent payable under Article I shall be reduced and rent and additional rent payable under this Lease shall be adjusted in the same manner as is provided in Section 14.0I according to the reduction in rentable area of the Demised Premises resulted from such taking.

ARTICLE 15.

ACCESS TO DEMISED PREMISES; CHANGES

15.01.     Tenant shall permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the Demised Premises, provided that the same are installed and/or concealed in a manner reasonably consistent with Tenant's decor or concealed behind walls and ceilings of the Demised Premises or otherwise installed in such manner as shall not materially and adversely impair Tenant's use of the Demised Premises consistent with the Permitted Use. To the extent reasonably practical, Landlord shall install such pipes, ducts and conduits by methods and at locations that will not materially interfere with or impair Tenant's layout or use of the Demised Premises consistent with the Permitted Use. Landlord or its agents or designees shall have the right to enter the Demised Premises at reasonable times during business hours on business days and at other times, to examine same or to make such repairs or alterations that Landlord may deem necessary or desirable for the Building, or that Land lord shall be required to, or shall have the right to, make by the provisions of this Lease or any other lease in the Building and Landlord shall have the right to enter the Demised Premises for the purpose of exhibiting them to prospective purchasers or lessees of the entire Building or to prospective mortgagees or to prospective assignees of any such mortgages or to the holder of any mortgage on the Landlord's interest in the Building, its agents or designees. Landlord shall be allowed to take all material into and upon the Demised Premises that may be required for the repairs or alterations above mentioned without the same constituting an eviction of Tenant in whole or in part, and the Fixed Annual Rent and additional rent due hereunder shall in no way abate while said repairs or alterations are being made by reason of loss or interruption of the business of Tenant because of the prosecution of any such work. Landlord shall exercise reasonable diligence to minimize the disturbance but nothing contained herein shall be deemed to require Landlord to perform the same on an overtime or premium pay basis.

15.02.     Landlord reserves the right, without the same constituting an eviction and without incurring liability to Tenant therefor, to change the arrangement and/or location of public entrances, passageway s, doors, doorways, corridors, elevators,

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notice specifying the same, or, in the case of a happening or default that cannot with due diligence be cured within a period of fifteen (15) days and the continuation of which for the period required for cure will not subject Landlord to the risk of criminal liability or termination of any superior lease or foreclosure of any superior mortgage, if Tenant shall not, (i) within said fifteen (15) day period advise Land lord of Tenant's intention duly to institute all steps necessary to remedy such situation, (ii) duly institute within said fifteen (15) day period, and thereafter diligently and continuously prosecute to completion all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice by Landlord as is reasonably necessary; or

(c)      whenever any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof, by operation of law or otherwise, would devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 11; or

(d)      whenever Tenant shall abandon the Demised Premises or shall cease to operate its business in the Demised Premises, except in the case of an assignment or sublease in accordance with Article 11 ; or

(e)      whenever Tenant shall default in the due keeping, observing or performance of any other covenant, agreement, provision or condition of this Lease on the part of Tenant to be kept, observed or performed and such default shall continue and shall not be remedied by Tenant within 24 hours after Landlord shall have given to Tenant a notice specifying the same;

then in any of said cases set forth in the foregoing subsections (a), (b), (c), (d) and (e), Landlord may give to Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of said five (5) days this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 18.

ARTICLE 17.

RE-ENTRY BY LANDLORD; INJUNCTION

17.01.      If Tenant shall default in the payment of any installment of Fixed Annual Rent, or of any additional rent, on any date that the same becomes due, and such default shall continue uncured for five (5) days, or if this Lease shall expire as provided in Article 16, Landlord and Landlord's agents and employees immediately or at any time thereafter may re-enter the Demised Premises, or any part thereof, either by summary dispossess proceedings or by a suitable act ion or proceeding at law without being liable to indictment, prosecution or damages therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises again as and of its first estate and interest therein. In the event of any termination of this Lease under the provisions of Article 16 or if Landlord shall re-enter the Demised Premises under the provisions of this Article 17 or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law, by reason of default hereunder on the part of Tenant, (i) Tenant thereupon shall pay to Landlord the Fixed Annual Rent and additional rent payable by Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, (ii) Tenant shall pay to Landlord all expenses, including court costs and attorneys' fees and disbursements, incurred by Landlord in recovering possession of the Demised Premises and all costs and charges for the care of the Demised Premises while vacant and (iii) Tenant also shall pay to Landlord damages as provided in Article 18.

17.2.      In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord also shall have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord lawfully may be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

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17.3.      If this Lease shall terminate under the provisions of Article 16, or if Landlord shall re-enter the Demised Premises under the provisions of this Article 17, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against the time of such termination or re-entry or, at Landlord's option against any damages payable by Tenant under Article 18 or pursuant to law.

17.4.      Tenant expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Demised Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

ARTICLE 18.

DAMAGES

18.11.      If this Lease is terminated under the provisions of Artic le 16, or if Landlord shall re-enter the Demised Premises under the provisions of Article 17, or in the event of the termination of this Lea se, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of any default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

(a)      a sum which a t the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of:

(1)      the aggregate of the Fixed Annual Rent and the additional rent payable hereunder that would have been payable by Tenant, conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination except that additional rent on account of increases in Taxes shall be presumed to increase at the average of the rates of increase thereof previously experienced by Landlord during the period (not to exceed three years) prior to such termination, for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this Lea se not so terminated or had Landlord not so re-entered the Demised Premises, over

(2)      the aggregate rental value of the Demised Premises for the same period ; or

(b)      sums equal to the aggregate of the Fixed Annual Rent and the additional rent (as above presumed) payable hereunder that would have been payable by Tenant had this Lease not so terminated, or had Land lord not so re entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re entry and until the Expiration Date; provided, however, that if Landlord shall re-let the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Land lord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting, the expenses incurred or pa id by Landlord in terminating this Lease in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of re-letting, including altering and preparing the Demised Premises for new tenant s, brokers' commissions, attorneys' fees and disbursements, and all other expenses properly chargeable against the Demised Premises and the rental thereof; it being understood that any such re-letting may be for a period shorter or longer than the remaining term of this Lease and that Landlord may grant concessions and free rent; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection to a credit in respect of any net rents from a re-letting, except to the extent that such net rents actually are received by Landlord. If the Demised Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such re-letting and of the expenses of re-letting. Landlord in no event shall be liable in any way whatsoever for failure to re-let the Demised Premises nor shall such failure affect Tenant's liability for damages, it being expressly under stood and agreed that Landlord has no obligation to mitigate Tenant 's damages hereunder.

If the Demised Premises or any part thereof shall be re-let by Landlord for the unexpired portion of the term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting, prima facie, shall be the fair and reasonable rental value for the Demised Premises, or part thereof, so re-let during the term of the re-letting.

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18.02.      Su it or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of Article 16, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Land lord lawfully may be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove and obtain as liquidated damages by reason of the termination of this Lease or re-entry of the Demised Premises or the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater than, equal to, or less than any of the sum referred to in Section 18.01.

ARTICLE 19.

LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGAT IONS

19.01.      If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease, (a) Landlord may, but shall not be obligated to, remedy such default for the account of Tenant, immediately and without notice in case of emergency, or in any other case only provided that Tenant shall fail to remedy such default with all reasonable dispatch after Landlord shall have notified Tenant in writing of such default and the applicable grace period for curing such default shall have expired; and (b) if Land lord makes any expenditures or incurs any expenses in connection with such default including, but not limited to, attorneys' Fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the Interest Rate, shall be deemed to be additional rent hereunder and shall be pa id by Tenant to Landlord as additional rent upon rendition of a bill to Tenant therefor.

ARTICLE 20.

QUIET ENJOYMENT

20.01.      Landlord covenants and agrees that, subject to the terms and provisions of this Lease, if, and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part or on behalf of Tenant to be kept or performed, then Tenant shall be entitled to uninterrupted and undisturbed quiet enjoyment of the Demised Premises and Tenant's rights under this Lease shall not be cut off or ended before the expiration of the term of this Lea se, subject however, to (i) the obligations of this Lease, and (ii) the matters provided in Artic le 25 hereof that affect this Lease.

ARTICLE 21.

SERVICES AND EQUIPMENT

21.1.      Landlord shall :

(a)      provide necessary elevator facilities during the Building's Hours, and shall have at least one elevator subject to call at all other times.

(b)      maintain and keep in good order and repair the air conditioning, heating and ventilating systems installed by Landlord. The heating system and the air-conditioning and ventilating systems will function when seasonably required during the Building's Hours. Landlord shall have no responsibility or liability for the ventilating conditions and/or temperature of the Demised Premises during the hours or days Landlord is not required to furnish heat, ventilation or air conditioning pursuant to this subsection (b). Tenant shall comply with and observe all regulations and requirements prescribed by Landlord for the proper functioning of the heating, ventilating and air-conditioning systems. If Tenant shall require air-conditioning, heating or ventilation at times when Landlord is not required to furnish same, Tenant shall give Landlord reasonable advance notice of such requirement and, if Landlord elects to furnish same to Tenant (which it shall not be required to do), Tenant shall pay on demand Landlord's customary charges therefor as additional rent.

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(c)      provide cleaning and janitorial services on business days, which shall include removal of trash from the Demised Premises.

(d)      furnish hot and cold water for lavatory purposes.

21.02.      Landlord reserves the right, without any liability whatsoever and without abatement of Fixed Annual Rent or additional rent, to stop the heating, air-conditioning, elevator, plumbing, sanitary, electric and other systems when necessary by reason of accident or emergency or for repairs, alterations, replacements or improvement s, provided that, except in the case of emergency, Landlord will notify Tenant in advance of any such stoppage and, if ascertainable, of its estimated duration, and will proceed diligently with the work necessary to resume such service as promptly as reasonably possible and in a manner so as to minimize interference with Tenant's use and enjoyment of the Demised Premises. Landlord shall not be liable in any way to Tenant for any failure of the heating, air-conditioning, elevator, plumbing, sanitary, electric and other systems by reason of any failure or defect in the supply or character of electric energy furnished to the Building or the Demised Premises by the public utility serving the Building nor shall Tenant be entitled to any rent abatement whatsoever in the event of such a failure or interruption of service.

21.03.      Landlord shall not be required to furnish any other services, except as otherwise provided in this Lease.

ARTICLE 22.

FAILURE TO GIVE POSSESSION

22.01.      If the Demised Premises or any additional space to be included within the Demised Premises shall not be available for occupancy by Tenant on the specific date (if any) hereinbefore designated for the commencement of term of this Lease or for the inclusion of such space for any reason whatsoever, then this Lea se shall not be affected thereby but, in such case, said specific date shall be deemed to be postponed until the date when the Demised Premises or such additional space shall be available for occupancy by Tenant, and Tenant shall not be entitled to possession of the Demised Premises or such additional space until the same are available for occupancy by Tenant; provided, however, that Tenant shall have no claim against Land lord, and Landlord shall have no liability to Tenant, by reason of any such postponement of said specific date, and the parties hereto further agree that any failure to have the Demised Premises or such additional space available for occupancy by Tenant on said specific date or on the Commencement Date shall in no way affect the obligations of Tenant hereunder nor shall the same be construed in anyway to extend the term of this Lease and furthermore, this Section 22.01 shall be deemed to be an express provision to the contrary of Section 223-a of the Real Property Law of the State of New York and any other law of like import now or hereafter in force.

ARTICLE 23.

INVALlDITY OF ANY PROVISION

23.01.       If any term, covenant, condition or provision of this Lease or the application thereof to any circumstance or to any person, firm or corporation shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Lease or the application thereof to any circumstances or to any person, firm or corporation other than those as to which any term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

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ARTICLE 24.

BROKERAGE

24.01.      Tenant covenants, represents and warrants that Tenant has had no dealings or negotiations with any broker or agent other than the Broker(s) in co1mection with the consummation of this Lease. Landlord has agreed pursuant to a separate agreement to pay a commission to the Broker(s) in connection with this Lease. Landlord has not agreed to pay any other broker, finder or agent any leasing commissions, fees or other charges with respect to this Lease. Landlord agrees to indemnify and hold harm less Tenant from and against any and all cost, expenses (including attorneys' fees and costs) and liability in connection with any compensation, commissions or charges claimed by any broker or agent, other than the Brokers, with respect to this Lease or the negotiation thereof, on account of Landlord's acts, and such indemnity shall survive the expiration or earlier termination of the Lease. Tenant covenants and agrees to pay, hold harmless and indemnify Landlord from and against any and all cost, expense (including attorneys' fees and costs) and liability in connection with any compensation, commissions or charges claimed by any broker or agent, other than the Brokers, with respect to this Lease or the negotiation thereof, on account of Tenant 's acts, and such indemnity shall survive the expiration or earlier termination of this Lease.

ARTICLE 25.

SUBORDlNATION

25.01.      This Lease is and shall be subject and subordinate to all present and future ground or under lying leases and to all mortgages, options, and building loan agreements that may now or hereafter affect such leases or the real property of which the Demised Premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such ground or underlying leases, options, building loan agreements and mortgages. The provisions of this Section 25.01 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver promptly at its own cost and expense any instrument, in recordable form, if required, that Landlord, the lessor of any ground or underlying lease or the holder of any such mortgage or any of their respective successors in interest or assigns may request to evidence such subordination. Landlord shall not be required to obtain for Tenant from any such mortgagee, ground lessor, option holder, lender or any other party a non-disturbance agreement. Tenant shall be liable to Landlord for damages, including actual, consequential and punitive damages, caused by Tenant's failure to deliver a subordination agreement in form acceptable to Landlord and the party requestings me.

25.2.      In the event of a termination of any ground or under lying lease, or if the interests of Landlord under this Lease are sold, transferred by reason of, or assigned in lieu of, a mortgage or if the holder of any mortgage acquires a lease in substitution therefor, then Tenant, at the option of the lessor under such ground or underlying lease or such mortgagee or purchaser, assignee or lessee, as the case may be, either (i) will attorn to it and will perform for its benefit all the terms, covenants and conditions of this Lease on Tenant's part to be performed with the same force and effect as if said lessor, such mortgagee or purchaser, assignee or lessee, were the landlord originally named in this Lease, or (ii) will enter into a new lease with said lessor or such mortgagee or purchaser, assignee or lessee, as landlord, for the remaining term of this Lea se and otherwise on the same terms and conditions as this Lease. The foregoing provisions of clause (i) of this Section 25.02 shall inure to the benefit of such lessor, mortgagee, purchaser, assignee or lessee, shall be self-operative upon the exercise of such option, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such lessor, mortgagee, purchaser, assignee or lessee, shall execute, from time to time, instruments in confirmation of the foregoing provisions of this Section 25.02, satisfactory to any such lessor, mortgagee, purchaser, assignee or lessee, acknowledging such attornment and setting forth the terms and conditions of its tenancy.

25.3.      Anything herein contained to the contrary notwithstanding, under no circumstances shall the aforedescribed lessor under the ground lease or mortgagee or purchaser, assignee or lessee, as the case may be, whether or not it shall have succeeded to the interests of the Landlord under this Lease, be:

(a)      liable for any act, omission or default of any prior landlord or for the return of any security deposit or part thereof not actually received by such lessor, mortgagee, purchaser, assignee, or lessee, as the case may be; or

(b)      subject to any offsets, claims or defenses that Tenant might have against any prior landlord; or

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(c)      bound by any rent or additional rent that Tenant might have paid to any prior landlord for more than one (1) month in advance or for more than three (3) months in advance where such rent payments are payable at intervals of more than one (!) month; or

(d)      bound by any modification, amendment or abridgement of this Lease, or any cancellation or surrender of the same, made without its prior written approval.

25.4.      If, in connection with any financing related to the Building, the holder or prospective holder of any mortgage shall request reasonable modifications in this Lease as a condition of approval thereof, Tenant will not unreasonably withhold, delay or defer making such modifications.

ARTICLE 26.

CERTIFICATE OF TENANT

26.1 1.      Tenant, without charge, at any time and from time to time, with in ten (10) days after request by Land lord, shall deliver a written instrument to Landlord or to any other person, firm or corporation specified by Landlord, duly executed and acknowledged, certifying, among other things (it being expressly understood and agreed that the list of items below shall not act to limit the scope of items as to which Landlord may request Tenant to certify):

(a)      that this Lease is unmodified and in full force and effect or, if there has been any modification, that the same is in full force and effect as modified and stating any such modification, that there is no existing basis to cancel or terminate this Lease, and to the best of Tenant's knowledge Land lord is not in default thereunder;

(b)      whether the term of this Lease has commenced and rent become payable thereunder, and whether Tenant is in possess ion of all of the Demised Premises except for such portions of the Demised Premises that have been sublet or being held for sublet pursuant to the provisions of this Lease;

(c)      whether or not there are then existing any defenses or offsets that are not claims under paragraph (e) of this Section 26.01 against the enforcement of any of the agreements, terms, covenants, or conditions of this Lease and any modification thereof upon the part of Tenant to be performed or complied with, and, if so, specifying the same;

(d)      the amount of the Fixed Annual Rent payable under this Lease and the dates to which the Fixed Annual Rent and additional rent and other charges thereunder have been paid ;

(e)      whether or not Tenant has made any claims against Landlord under this Lease and, if so, the nature and the dollar amount, if any, of such claim.

Tenant acknowledges and agrees that any estoppel certificate delivered by Tenant may be relied upon by any prospective purchaser of the Building, any lender, mortgagee, lessee, assignee or other party as Landlord may designate.

26.02.      It is expressly understood and agreed by Tenant that it shall be an event of default under this Lea se for Tenant to fail to deliver the certificate required by this Article 26, in the form requested by Landlord or to demand any concession or payment of any kind or nature in connection with the delivery of this certificate. It is further expressly under stood and agreed that delivery of this certificate shall not be excused as a result of Tenant asserting any claims against Landlord. Tenant agrees that it shall be liable to Landlord for damages and all costs incurred as a result of Tenant 's delay or failure to deliver such certificate in a timely fashion (including reasonable attorneys ' fees). Without limiting the generality of the foregoing, if Tenant shall fail to deliver to Landlord an estoppel certificate within five (5) days after Landlord's date for delivery thereof, in addition to damages, Tenant shall pay to Landlord an administrative fee of $500.00 per day that the estoppel certificate is not so delivered.

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ARTICLE 27.

LEGAL PROCEEDINGS ; WAIVER OF JURY TRIAL; ATTORNEYS' FEES

27.01.      Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in anyway connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, and/or any other claims (except claims for personal injury or property damage), and any emergency statutory or any other statutory remedy. If Land lord commences any summary proceeding for non-payment of rent, Tenant shall not interpose and hereby waives the right to interpose any counterclaim of whatever nature or description in any such proceeding except compulsory counterclaims. Tenant shall reimburse Landlord, on demand, for all costs and expenses (including attorneys' fees and disbursements and court costs, whether in connection with an act ion or proceeding commenced by Landlord, by Tenant, by a third party or otherwise) incurred by Land lord in connection with (i) enforcing Tenant's obligations under this Lease, (ii) the termination of this Lease and the eviction of Tenant through summary or other proceedings or for any other relief against Tenant including the recovery of damages pursuant to Article 18 hereof, (iii) recovering any sums due under this Lease or any damages for Tenant's breach of the terms of this Lease, (iv) the defense of any claim against Landlord or any shareholder partner, officer, director, employee, agent or servant of Landlord arising under this Lease, whether brought by Tenant or a third party in which the claimant does not obtain a final, non-appealable judgment of all such claimant's allegations, (v) any amendment, modification or change in any of the terms of this Lease requested by Tenant or any renewal or extension of this Lease requested by Tenant, and any request or negotiations pertaining thereto, regardless of whether such amendment, modification, change, renewal or extension is actually executed, and (vi) as otherwise provided in this Lease. All such amounts shall be deemed to be additional rent, but shall be collectible whether incurred before or after the expiration or termination of this Lease.

ARTICLE 28.

SURRENDER OF PREMISES

28.01.      Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender the Demised Premises to Landlord, broom clean, in good order and condition, ordinary wear and tear and damage by insured casualty excepted, and Tenant shall remove all of its property as herein provided. Without limiting the generality of the foregoing, Tenant shall remove, upon the expiration or earlier termination of this Lease, all cables, conduits, wires, rooftop equipment and all other such installations installed in the Demised Premises by Tenant. If Tenant shall fail to remove its property from the Demised Premises upon the expiration or earlier termination of this Lea se, such property shall be deemed abandoned by Tenant and Landlord shall have the right to remove such property and dispose of same in any manner that Landlord deems appropriate, in its sole and absolute discretion. Landlord shall have no liability to Tenant for such property or any damage thereto as a result of such removal, it being expressly understood and agreed that Landlord may do whatever it wishes with property left in the Demised Premises after the expiration or earlier termination of this Lease. Tenant shall be liable to Landlord for all damages, costs and expenses associated with the removal of any of Tenant's property from the Demised Premises. The provisions of this Section 28.01 shall survive the expiration or earlier termination of this Lease.

28.02.      Tenant acknowledges that possession of the Demised Premises must be surrendered to Landlord at the expiration or earlier termination of the term of this Lease. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Demised Premises as aforesaid will be extremely substantial, will exceed amount of the monthly rent and additional rent theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Demised Premises is not surrendered to Landlord within 24 hours after the expiration or earlier termination of the term of this Lease, then, notwithstanding anything to the contrary contained in this Lease, and in addition to any other damages, costs and expenses caused by Tenant 's failure to timely surrender possession of the Demised Premises, including consequential damages, Tenant shall pay to Landlord for each month and for each portion of any month during which Tenant holds over in the Demised Premises after the expiration or sooner termination of the term of this Lease, rent at a rate equal to the greater of (a) three hundred percent (300%) of that portion of the Fixed Annual Rent and additional rent that was payable under this Lease for the last month of the term hereof or (b) two hundred percent (200%) of the then fair market rent for the Demised Premises. Tenant hereby waives the provisions of Section 22.01 of the New York Civil Practice Law and Rules or any other similar rule now existing or hereafter enacted in connection with any holdover proceedings instituted by Landlord. Tenant also hereby waives the provisions of New York Real Property Law Section 232(c) or any other similar rule now existing or hereafter enacted. Nothing herein contained shall be deemed to permit Tenant to retain possess ion of the Demised Premises after the expiration or sooner termination of the term of this Lea se. The provisions of this Sect ion 28.02 shall survive the expiration or earlier termination of this Lease.

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ARTICLE 29.

RULES AND REGULATIONS

29.01.      Tenant and Tenant's invitees, employees and agents shall observe faithfully and comply strictly with such Rules and Regulations as Landlord or Land lord's agents may adopt from time to time (a copy of the present Rules and Regulations are annexed hereto as Exhibit C); provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and of any of the Rules and Regulations as originally or as hereafter adopted, the provisions of this Lease shall control. Reasonable written notice of any changes to the Rules and Regulations shall be given to Tenant. Landlord shall not en force the Rules and Regulations against Tenant in a discriminatory manner.

29.02.      Landlord shall have no liability to Tenant, nor shall Tenant be entitled to any abatement of rent whatsoever, as a result of the failure of any other tenant in the Building to comply with the Rules and Regulations or for the failure of Land lord to en force the Rules and Regulations in any respect.

ARTICLE 30.

CONSENTS AND APPROVALS

30.01.      Wherever in this Lease Landlord's consent or approval is required, if Landlord shall unreasonably delay or unreasonably withhold such consent or approval (unless Landlord has the right to grant such approval in its sole and absolute discretion, in which event Tenant shall have no claim or remedy against Landlord whatsoever), Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to en force any such provision, for specific performance, injunction or declaratory judgment.

ARTICLE 31.

NOTICES

31.01.      Any notice, demand, consent, approval, disapproval, or statement (collectively, "Notices") from Land lord to Tenant or from Tenant to Landlord shall be in writing and shall be deemed duly given : (i) if mailed by certified mail, postage prepaid, return receipt requested, (ii) if sent via nationally recognized overnight mail carrier with receipt acknowledged, or (iii) only in the case of Notices that are Escalation Statements or bills for rent, if mailed by first class mail, postage prepaid, to the address(es) for Notices set forth in this Article 31. Notices to Tenant shall be sent to the address of Tenant set forth on page I of this Lease until Tenant shall be in occupancy of the Demised Premises and, thereafter, to the Demised Premises. Landlord 's attorney shall be entitled to serve any required notices hereunder on behalf of Landlord. Notices to Landlord shall be sent (i) to the address of Land lord set forth on page I of this Lease or (ii) to such other address as Land lord shall have last designated by notice in writing to Tenant. Notice shall be deemed given on the third (3rd) business day after depositing same in an official depository of the United States Postal Service (or successor organization) or, if given by nationally recognized overnight mail carrier, upon delivery to Landlord or Tenant, as the case may be. Notwithstanding anything to the contrary contained herein, all notices of default under this Lease served by Landlord upon Tenant shall be served by registered or certified mail or by overnight mail carrier.

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ARTICLE 32.

NO WAIVER

32.01.      No agreement to accept a surrender of this Lease shall be valid unless in writing signed by Landlord. No employee of Land lord or of Landlord's agents shall have any power to accept the keys to the Demised Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or Landlord's agent shall not operate as termination of this Lease or a surrender of the Demised Premises. If Tenant at any time desires to have Landlord sublet the Demised Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease. The failure of Land lord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or any of the Rules and Regulations adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to en force any of the Rules and Regulations shall not be deemed a waiver by Landlord of any violation thereof or of Land lord 's right to enforce same according to their terms in the future. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver is in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the full Fixed Annual Rent and additional rent stipulated herein shall be deemed a satisfaction of Tenant 's obligations hereunder. All partial payments shall be applied to the earliest outstanding amounts owed by Tenant to Landlord. No endorsement or statement on any check or any letter accompanying any check or payment of rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Land lord's right to recover the balance of such rent or pursue any other remedy provided in this Lease.

ARTICLE 33.

DEFINITIONS

33.01.      The term "Landlord" as used in this Lease mea ns only the owner, or the mortgagee in possession, for the time being of the Land and Building (or the owner of a lease of the Building or of the Land and Building), so that in the event of any transfer of title to said Land and Building or said lease, or in the event of a lease of the Building, or of the Land and Building, upon notification to Tenant of such transfer or lease the said transferor landlord shall be and hereby is entirely freed and relieved of all existing or future covenants, obligations and liabilities of Landlord hereunder, and it shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest, or between the parties and the transferee of title to said Land and Building or said lease, or the said lessee of the Building, or of the Land and Building, that the transferee or the lessee has assumed and agreed to carry out any and all such covenants, obligations and liabilities of Landlord hereunder.

33.2.      The term "business days" as used in this Lease shall exclude Saturdays, Sundays and all days observed by the federal, state or local government as legal holidays as well as all other days recognized as holidays under applicable union contracts.

33.3.      The term "Interest Rate" shall mean a fluctuating rate of interest per annum equal to the lesser of (a) 2% above the prime commercial lending rate of interest listed from time to time by J P Morgan Chase, N.A., or, if such bank is no longer in business, such other lending institution as the Landlord shall designate in its reasonable discretion or (b) the maximum applicable legal rate of interest, if any.

ARTICLE 34.

INABILITY TO PERFORM

34.01.      This Lease and the obligation of Tenant to pay rent hereunder and to perform all of the other covenants and agreements hereunder on the part of Tenant to be per formed shall in no way be affected, impaired or excused because Landlord is un able to fulfill any of its obligations under this Lease or to supply, or is delayed in supplying, any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making, any repairs, additions, alterations or decorations or is unable to supply, or is delayed in supplying, any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever beyond the control of Landlord including, but not limited to, government preempt ion in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof or any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

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ARTICLE 35.

ENTIRE AGREEMENT ; NO REPRESENTATIONS; NO ORAL MODIFICATION

35.01.      This Lease and the Schedules attached hereto set forth all of the covenants, promises, assurances, agreements, representations, conditions, warranties, statements and understandings (collectively, the "Representations") between Landlord and Tenant concerning the Demised Premises and the Building, and there are no Representations, either oral or written, between Land lord and Tenant other than those set forth in this Lease.

35.2.      This Lease supersedes and revokes all previous negotiations, arrangements, letters of intent, offers to lease, lease proposals, brochures, Representations, and information conveyed, whether oral or in writing, between Landlord and Tenant or their respective representatives or any other person purporting to represent Landlord to Tenant. Tenant acknowledges that it has not been induced to enter into this Lease by any Representations of Landlord not expressly set forth in this Lea se, it has not relied on any such Representations, no such Representations shall be used in the interpretation or construction of the Lease, and Landlord shall have no liability for any consequences arising as a result of any such Representations.

35.3.      Except as otherwise provided in this Lease, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless in writing and signed by the party against whom enforcement of the alteration, amendment, change or addition is sought.

ARTICLE 36.

NON- LIABILITY AND INDEMNIFICATION

36.01.      Neither Landlord nor any partner, member, director, officer, agent, servant or employee of Landlord shall be liable to Tenant for any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, except to the extent the same are caused by or result from the negligence of Land lord, its agents, servants or employees in the operation or maintenance of the Demised Premises or the Building.

36.02.      Tenant shall indemnify and hold harmless Landlord and all lessors under underlying leases, of, and mortgagees under mortgages affecting, the Land and/or the Building and its and their respective partners, members, directors, officers, agents and employees from and against any and all claims arising from or in connection with (i) the use or occupation of the Demi sed Premises by Tenant or anyone in the Demised Premises with Tenant's permission or from any breach of this Lease by Tenant; (ii) the conduct or management of the Demised Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord, its agents, or employees) in or about the Demised Premises during the term of this Lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises; (iii) any act, omission or negligence of Tenant or any of its subt enants or licensees or its or their partners, directors, principals, shareholders, officers, agents, employees or contractors; (iv) any accident, injury or damage whatever (except to the extent caused by Land lord's gross negligence or the gross negligence of Landlord's agents, employees, or contractors) occurring in, at or upon the Demised Premises; or (v) from any breach of this Lease by Tenant. In case any action or proceeding be brought against Land lord and/or any lessor or mortgagee and/or its or their partners, directors, officers, principals, shareholders, agents and/or employees by reason of any such claim, Tenant, upon notice from Landlord or such lessor or mortgagee, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Land lord or such lessor or mortgagee). The rights and obligations of Landlord and Tenant contained in this Article 36 shall survive the expiration or early termination of this Lease.

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ARTICLE 37.

SECURITY

37.01.      Tenant has deposited the Security Deposit with Landlord as security for the faithful performance and observance by Tenant of each and every one of the terms, provisions, covenants and conditions of this Lease. I f Tenant defaults in respect of any of the terms, provisions, covenants and conditions of this Lease, including, but not limited to, the payment of Fixed Annual Rent and additional rent or any other sum as to which Tenant is in default or for any sum that Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, provisions, covenants and conditions of this Lea se, including but not limited to, any damages or deficiency in the re-letting of the Demised Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Land lord, Landlord may retain and apply the Security Deposit against such amounts. To the extent that Land lord, during the term of this Lease, so uses, app lies, or retains all or any part of the Security Deposit, Tenant shall immediately and without notice or grace period replenish the Security Deposit to the original amount deposited hereunder. If Tenant shall comply fully and faithfully with all of the terms, provisions, covenants and conditions of this Lea se, the Security Deposit, without interest thereon, shall be returned to Tenant with in sixty (60) days after the date fixed as the end of the Lease and after delivery of possession of the Demised Premises to Land lord in the condition required by the terms of this Lease. In the event of a sale of the Land and the Building or the leasing or transfer of the Building, Landlord shall have the right to transfer the Security Deposit to the vendee or lessee or transferee and Landlord thereupon shall be released by Tenant !Tom all liability for the return of such Security Deposit. Tenant shall look solely to the new landlord for the return of the Security Deposit. The provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the money deposited as the Security Deposit under this Lease and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. ln the event that any bankruptcy, insolvency, reorganization or other debtor-creditor proceedings shall be instituted by or against Tenant, its successors or assigns, the Security Deposit shall be deemed to be applied to the payment of the Fixed Annual Rent and for additional rent due Landlord for periods prior to the institution of such proceedings and the balance, if any, may be retained by Landlord in partial satisfaction of Landlord's da mages.

ARTICLE 38.

SIGNAGE

38.01.      Tenant shall affix no signage to the Demised Premises or the entrance to the Demised Premises. At the inception of the Lease, Landlord shall affix the Tenant 's name to the building directory and to the standard signage provided by the Landlord at the entrance to the Demised Premises. Thereafter, if the Tenant wishes to change the nomenclature on the signage it shall be done through the Landlord's office, with the Landlord's express consent and at the Tenant's sole cost and expense. If Tenant affixes any signage in violation of this provision, among other remedies, Land lord may, without notice to Tenant, remove and discard same and Tenant shall be immediately liable to Landlord for the cost of such removal and the restoration of the Building associated with such removal.

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ARTICLE 39.

HAZARDOUS MATERJALS/ENVIRONMENTAL MATTERS

39.01.      As used herein, "Hazardous Materials Laws" means all federal, state and local laws, statutes, ordinances and regulations, rules, rulings, policies, orders and administrative actions and orders relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, disposal or transportation of any oil, flammable explosives, asbestos, urea, formaldehyde, radioactive materials or waste, infectious waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including, without limitation, any "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under any such laws, ordinances or regulations (collectively, "Hazardous Materials"). Tenant shall, at its own expense, at all times and in all respects: (i) comply with all Hazardous Materials Laws regarding Hazardous Materials introduced in or about the Building by or at the direction of Tenant or in connection with Tenant 's use of the Premises ("Tenant's Hazardous Materials"); (ii) [ONLY AS TO 100-300 GCP] comply with the PPA (as hereinafter defined); and (iii) procure, maintain in effect and comply with all conditions of any and all permit s, licenses and other governmental and regulatory approvals relating to Tenant 's Hazardous Materials within, on, under or about the Building in conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding management of such Hazardous Materials. Landlord recognizes and agrees that Tenant may use Tenant's Hazardous Materials in normal quantities that are applicable to general office use and that such use by Tenant shall not be deemed a violation of this Section, so long as the levels are not in violation of any Hazardous Materials Laws. Upon termination or expiration of the term of this Lease, Tenant shall, at its own expense, cause all of Tenant 's Hazardous Materials to be removed from the Demised Premises and the Building and transported for use, storage or disposal in accordance and in compliance with all applicable Hazardous Materials Laws. Tenant shall indemnify, protect, defend (by counsel reasonably acceptable to Land lord), and hold Landlord and Landlord 's employees, agents, principals, partners, shareholders, members, attorneys, accountants, professionals and other representatives, !Tee and harm less from and against any and all claims, liabilities, penalties, forfeitures, losses and expenses (including attorneys' fees), or death of or injury to any person or damage to any property whatsoever, including, without limitation, the Building common area, arising from or caused in whole or in part, directly or indirectly, by the presence in or about the Building of any of Tenant 's Hazardous Materials or by Tenant 's failure to comply with any Hazardous Materials Laws regarding Tenant's Hazardous Materials or in connection with any removal, remediation, clean up, restoration and materials required hereunder to return the Demised Premises and any other property of whatever nature to their condition existing prior to the appearance of Tenant 's Hazardous Materials. Landlord shall have the right from time to time, upon reasonable prior notice, to enter in and upon the Demised Premises and to inspect same for the presence of Hazardous Materials and for Tenant's compliance with all Hazardous Materials Laws.

39.2.      Tenant shall comply with all laws, ordinances and regulations of the State of New York and the County of Nassau regarding the disclosure of the presence or danger of Tenant's Hazardous Materials. Tenant acknowledges and agrees that all reporting and warning obligations required under the Hazardous Materials Laws with respect to Tenant's Hazardous Materials are the sole responsibility of Tenant, whether or not such Hazardous Materials Laws permit or require Landlord to provide such reporting or warnings, and Tenant shall be solely responsible for complying with such Hazardous Materials Laws regarding the disclosure of, the presence or danger of Tenant's Hazardous Materials. Tenant shall immediately notify Landlord, in writing, of any complaints, notices, warnings, reports or asserted violations of which Tenant becomes aware relating to Hazardous Materials on or about the Demised Premises. Tenant shall also immediately notify Landlord if Tenant knows or has reason to believe Tenant's Hazardous Materials have or will be released in or about the Building.

39.3.      Tenant shall not perform or cause to be performed, any Hazardous Materials surveys, studies, reports or inspection, relating to the Demised Premises or the Building without obtaining Land lord 's advance written consent, which consent may be withheld in Landlord 's sole and absolute discretion. At any time prior to the expiration of the Lease Term, Landlord shall have the right to enter upon the Demised Premises in order to conduct appropriate tests and to deliver to Tenant the results of such tests to demonstrate that levels of any Hazardous Materials in excess of permissible levels has occurred as a result of Tenant 's use of the Demised Premises.

39.4.      Intentionally Omitted.

39.5.      The respective rights and obligations of Landlord and Tenant under this Artic le shall survive the expiration or termination of this Lease.

ARTICLE 40.

RELOCATION OF DEMISED PREMISES; DEMOLITION, ALTERATION AND REMOVAL

40.01.      During the term of this Lease, Landlord may elect by notice to Tenant to substitute for the Demised Premises other space in the Building (herein called the "Substitute Premises") designated by Landlord, provided that the Substitute Premises contain at least the same usable square foot area as the Demised Premises. Landlord's notice shall be accompanied by a proposed plan of the Substitute Premises, and such notice or the plan shall set forth the usable square foot area of the Substitute Premises. Landlord shall, thereafter, commence the build-out of the Substitute Premises for Tenant pursuant to the plan submitted to Tenant therefor. Promptly after Landlord has substantially completed the work to be performed by Land lord in the Substitute Premises, Tenant shall occupy the Substitute Premises and shall simultaneously quit, surrender and vacate the Demised Premises (which shall occur, in any event, not later than fifteen (15) days after such substantial completion). Landlord shall arrange for and incur the reasonable costs of Tenant 's move from the Demised Premises to the Substitute Premises. Tenant shall pay the same rents with respect to the Substitute Premises as were payable with respect to the Demised Premises, without regard to the usable square foot area of the Substitute Premises. In such event, this Lea se (i) shall no longer apply to the Demised Premises, except with respect to obligations which accrued on or prior to such surrender date; and (ii) shall apply to the Substitute Premises, as if the Substitute Premises had been the space originally demised under this Lease. Landlord shall have no liability to Tenant in the event of such substitution or the exercise of Landlord 's rights hereunder.

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40.2.      If Landlord intends to demolish, enlarge, reduce or materially alter the Building of which the Demised Premises forms a part, then the Landlord shall have the right at any time and from time to time during the term of this Lease and without incurring any liability to Tenant therefor, to terminate this Lease upon written notice (a "Termination Notice") to Tenant given not less than twelve (12) months prior to the date specified in the Termination Notice for early termination of this Lease, upon which date the term of this Lease shall expire as though such date were the date originally fixed in this Lease for expiration of the term. To secure such termination of the Lease, Tenant shall, upon Landlord 's request at any time, execute, acknowledge and deliver to Landlord a Consent to the Entry of an Order of Possession and Warrant of Eviction in form acceptable to Landlord in its sole discretion. Landlord shall have the right to revoke any such Termination Notice by written notice to Tenant given not less than six (6) months prior to the termination date specified in the Termination Notice.

40.3.      During the term of this lease, Tenant acknowledges and agrees that Landlord shall retain any and all rights (a) to cause all or any part of the Demised Premises to be combined with any other premises so as to constitute the combined premises into a single zoning lot or development or enlargement, (b) to cause any lot, development or enlargement at any time constituting or including all or any part of the Demised Premises to be subdivided into two or more lots, developments or enlargements, (c) to cause development rights (whether from the Demised Premises or other premises) to be transferred to any such lot, development or enlargement, (d) to cause other combination s, subdivisions and transfers to be effected, whether similar or dissimilar to those now permitted by law and (e) to exploit, sell, convey, lease or otherwise transfer any so called "air rights" or "air space" above the Building. Tenant acknowledges and agrees that Tenant has no rights to any such development rights, "air rights" or comparable rights appurtenant to the Land and the Building, and consents, without further consideration, to any utilization of such rights by Landlord, and agrees to promptly execute and deliver any instruments which may be requested by Landlord, including, but not limited to, instruments merging zoning lots, evidencing such acknowledgment and consent. The provisions of this paragraph shall be deemed to be and shall be construed as an express waiver by Tenant of any interest Tenant may have as a party in interest in the Land and/or the Building. Nothing herein shall be construed to limit Landlord's rights to sell, convey, lease or otherwise transfer all or any portion of its interest in the Demised Premises subject to the provisions of this Lease.

ARTICLE 41.

INTENTIONALLY OMITTED

ARTICLE 42.

MISCELLANEOUS

42.0 I.      Intentionally Omitted.

42.2.        In the event that Landlord discovers any errors in this Lease after execution hereof, Tenant shall execute such amendments hereto as are necessary to correct such errors.

42.3.       Tenant shall not, without Landlord 's prior written consent, which consent may be withheld in Landlord 's sole and absolute discretion, record a memorandum of this Lease or any other document related to this Lease in the land records against the Building.

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42.4.      Irrespective of the place of execution or performance, this Lease shall be governed and construed in accordance with the laws of the State of New York excluding its connict of laws rules. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Tenant hereby irrevocably consents lo the exclusive jurisdiction of any stale or federal court in New York State in any county or judicial district where Landlord maintains an office and consents that Landlord may effect any service of process at the Demised Premises in the manner set forth for providing notice. Tenant acknowledges and agrees that the venue provided above is a convenient forum for both Landlord and Tenant. Tenant waives any objection to venue and any object ion based on a more convenient forum in any action instituted under this Lease.

42.5.      Except as otherwise expressly provided in this Lease, each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.

42.6.      All terms and words used in this Lea se, regard less of the number or gender in which they are used, shall be deemed to include any other number and other gender as the context may require.

42.7.      Except as otherwise provided in this Lease, whenever the payment of interest is required to be made by Tenant to Landlord by the terms hereof it shall be at the Interest Rate. In the event that Tenant is in arrears in the payment of Fixed Annual Rent or additional rent hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

42.8.      The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

42.9.      Except as otherwise expressly provided in this Lease, the obligations of this Lea se shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that the provisions of this Section 42.09 shall not be construed as modifying the conditions of limitation contained in Article 16 hereof.

42.10.     Tenant represents and warrants that this Lease has been duly authorized, executed and delivered by Tenant. Tenant further represents and warrants that the Office of Foreign Assets Control of the United States Department of the Treasury has not listed Tenant or any of Tenant's affiliates, or any person that controls, is controlled by, or is under common Control with Tenant, on its list of Specially Designated Nationals and Blocked Persons.

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IN WITNESS WHEREOF, the parties hereto have respectively executed this Lease as of the day and year first above written.

LANDLORD:

TREELINE 100-400 GCP LLC

By:	/s/ C. Glenn Schor
C. Glenn Schor
President

TENANT:

MILLENNIUM HEALTHCARE, INC.

By:
Name:
Title:

Federal Identification No.:

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EXHIBIT A - PLAN OF DEMISED PREMISES

35

36

EXHIBIT B - INTENTIONALLY OMITTED

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EXHIBIT C - BUILDING RULES AND REGULATIONS

1.	The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairway s, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the Demised Premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Landlord. There shall not be used in any space, or in the public areas of the Building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards.

2.	The water and wash closets and plumbing fixtures shall not be used for any purpose other than those for which they were designed or constructed and no sweeping, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

3.	No carpet, rug or other article shall be hung or shaken out of any window of the Building; and no Tenant shall sweep or throw or permit to be swept or thrown from the Demised Premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the Building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Demised Premises, or permit or suffer the Demised Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, and/ or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the Building is strictly prohibited.

4.	No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord.

5.	No Tenant shall mark, paint drill into, or in any way deface any part of the Demised Premises or the Building of which they form a pa rt. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of the Lessor, and as Lessor may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Demised Premises, and, if linoleum or other similar floor covering is desired to be used a n interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

6.	No additional locks or bolts of any kind shall be placed upon any of the doors or window by any Tenant, nor shall any cha nges be made in existing locks or mechanisms thereof. Each Tenant must, upon termination of its tenancy, restore to Land lord all keys of offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Lessee shall pay to Landlord the cost thereof.

7.	All moves and deliveries must be scheduled with Landlord at least three (3) days in advance and must occur in their entirety before 8:30 a.m. or after 6:00 p.m. on weekdays or between the hours of 9:00 a.m. and 3:00 p.m. on Saturdays. NO DELIVERIES WILL BE ALLOWED DURING BUSIN ESS HOURS UN DER ANY CIRCUMSTANCES. If Landlord determines, in its sole discretion, that it is necessary to provide a security guard during the time of any tenant move, Tenant will be charged at a rate of $35 per hour for the same. Tenant is responsible for furnishing all mover insurance information requested by Land lord. Tenant shall not allow any movers to enter the Building without proper insurance. For purposes hereof, a "move" or "delivery" is defined as anything being brought into or removed from the Building that cannot be moved by one person in one elevator trip with another passenger in the elevator, but excludes UPS, Fed Ex, U.S. Postal Service, OHL or other similar delivery. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the Demised Premises and/ or Building only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Landlord. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations of the Lease or which these Rules and Regulations are a part.

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8.	Canvassing, soliciting and peddling in the Building is prohibited and each Lessee shall cooperate to prevent the same.

9.	Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. and a t all hours on Sundays, and legal holidays all persons who do not present a pass to the Building signed by Tenant. Landlord will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons whom he requests such pass and shall be liable to Landlord for all acts of such persons. All requests for building access passcards must be accompanied by a copy of the driver 's license of the person to whom the card will be issued. If a driver's license is unavailable, an alternative photo identification may be used. No access passcard will be processed by Landlord without a photo identification.

10.	Landlord shall have the right to prohibit any advertising by any Tenant which in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a Building of offices, and upon written notice from Land lord, Tenant shall refrain from or discontinue such advertising.

11.	Tenant shall not bring or permit to be brought or kept in or on the Demised Premises, any inflammable, any combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the Demised Premises. Tenant shall not use toaster ovens or other cooking appliances in the Demised Premises except for Fire Underwriting approved coffee brewing machines.

12.	The use of supplemental heating devices (i.e., electric heaters, ceramic heaters, space heaters, portable heaters, fans with a heating element that circulates warm air and whether powered by electric or any other power source or means) in the Building is prohibited.

13.	If the Building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed a t all times and to abide by all rules and regulations issued by the Landlord with respect to such activities.

14.	Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the Demised Premises and/or the Building without Landlord 's prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with all legal requirement s, insurance requirements and/or environmental Laws and shall be done during such hours as Lessor may designate.

15.	Upon the sounding of a fire alarm, Tenant shall ensure that each occupant of the Demised Premises promptly vacates the Demised Premises. The use of toaster ovens, microwave ovens or any other cooking appliances (other than coffee makers) in any suite in the Building is strictly prohibited. No tenant shall trigger a false fire alarm for any reason. Tenant acknowledges that the triggering of a false fire alarm causes serious inconvenience and loss to Landlord and other tenants of the Building, causes a hazardous condition in the building and causes the local fire department to waste resources and needlessly put firefighters' lives at risk. Tenant agrees that the damages incurred by Landlord in connection with a false fire alarm are actual and substantial, but time-consuming and burdensome to calculate with precision. Accordingly, Tenant agrees that, if Tenant (or any employee, principal, agent, guest or invitee of Tenant) shall trigger a false fire alarm at any time, Tenant will pay to Landlord, immediately upon demand, as liquidated damages, the following sums:

First incident:	$ 1,500.00
Second Incident:	$2,500.00
Subsequent Incidents:	$5,000.00 per incident

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Landlord shall donate fifty percent (50%) of the foregoing payment to the local fire department to compensate said department for da mages caused by Tenant in triggering the false fire alarm. In addition, Tenant is responsible for ensuring that each and every individual vacate the Demised Premises immediately upon the sounding of the fire alarm in the Building. Failure of Tenant to comply with the foregoing shall constitute a material default of its obligations under this Lease.

16.	Landlord shall have the right at any time, and from time to time, to supplement, amend, change, revoke, and alter any or all of these Rules and Regulations. Landlord shall give Tenant notice of any such additions or changes.

17.	No posters or signage of any type shall be placed in any exterior window of the Building unless specifically approved by the Landlord in writing.

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